                                                                    EXHIBIT 2(a)

                  MERGER AGREEMENT AND PLAN OF REORGANIZATION
                            UNDER SECTION 368(a) OF
                 THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION UNDER SECTION 368(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (the "Agreement"), dated January
                                                    ---------
22, 2001, by and among GUEST SUPPLY, INC., a New Jersey corporation (the "Company"; the Company together with all of its Subsidiaries set forth on
 -------
Schedule 4.1(b)(i) are hereinafter collectively referred to as "Guest Supply"),
------------------                                              ------------
SYSCO CORPORATION, a Delaware corporation ("Sysco"); and SYSCO FOOD SERVICES OF
                                            -----
NEW JERSEY, INC., a Delaware corporation and a wholly-owned subsidiary of Sysco ("Merger Sub") (Sysco and Merger Sub are hereinafter collectively referred to as
  ----------
the "Sysco Companies").
     ---------------

                                   RECITALS
                                   --------

     A.   Guest Supply  is in the following business ("Business"):
                                                       --------

          (i) manufacturing, packaging and distributing to the lodging industry, nursing homes, cruise ships and others personal care guest amenities (which include, among other items, shampoo, hair conditioners, soap, bath gel, and mouthwash), housekeeping supplies, furnishings, room accessories and textiles; and

          (ii) manufacturing and packaging personal care products for consumer products and retail companies.

     B. The respective Boards of Directors of Sysco, Merger Sub and the Company have each approved the acquisition of the Company by Sysco upon the terms and the conditions set forth in this Agreement.

     C. In furtherance of such acquisition, it is proposed that Merger Sub shall make an exchange offer (the "Offer") to exchange shares of common stock,
                                   -----
$1.00 par value ("Sysco Common Stock"), of Sysco for all of the issued and
                  ------------------
outstanding shares of common stock, no par value ("Common Stock"), of the
                                                   ------------
Company, including the associated Company Rights (as defined in Section 4.5) (each share of the Common Stock together with its associated Company Right, is hereinafter referred to as a "Share" and collectively, as the "Shares") upon the
                              -----                            ------
terms and subject to the conditions set forth in this Agreement.

     D. Also in furtherance of such acquisition, the respective Boards of Directors of Sysco, Merger Sub and the Company have each approved the merger of Merger Sub with the Company ("Merger") upon the terms and subject to the
                              ------
conditions set forth in this Agreement.

     E. The respective Boards of Directors of Sysco, Merger Sub and the Company have each determined that the Offer and the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of their respective stockholders.

     F. For federal income tax purposes, it is intended that the Offer and Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and that this Agreement
                                            ----
constitutes a plan of reorganization.

     G. Sysco, Merger Sub and the Company desire to make certain representations, warranties, covenants, each to the other, and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger and the other transactions contemplated by this Agreement.

     H. The agreements, certificates and other documents listed on Schedule I hereto have been executed and delivered prior to, or simultaneously with, this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                             THE OFFER AND MERGER

     1.1  The Offer; Merger Election.  (a) Provided that this Agreement shall
          --------------------------
not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall be existing (other than paragraphs (g), (i) and (k) therein), Merger Sub shall, as promptly as practicable after the date hereof, but in no event later than ten (10) business days after the date hereof, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer. Each Share accepted by Merger
                       ------------
Sub in accordance with the Offer shall be exchanged for the right to receive from Merger Sub the consideration determined in accordance with Section 1.2(A) below (collectively, the "Offer Consideration)". The Offer shall be subject to
                          -------------------
the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which, when added to the Shares, if any, beneficially owned by Sysco or Merger Sub, would constitute a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and
                                                         -----------------
to the other conditions set forth in Annex A hereto (any of which may be waived in whole or in part by Merger Sub in its sole discretion except as otherwise provided herein). Sysco and Merger Sub shall comply with the obligations respecting prompt payment and announcement under the Exchange Act, and, without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, including but not limited to the conditions of the Offer, Merger Sub shall, and Sysco shall cause Merger Sub to, accept for payment and pay for Shares tendered pursuant to the Offer as soon as practicable after expiration thereof. The obligations of Merger Sub to consummate the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto. Each of Sysco and Merger Sub expressly reserves the right to waive the conditions of the Offer and to amend any of the terms and conditions of the Offer; provided, that Merger Sub shall not without
                                   --------
the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company (the "Company Board") or a duly authorized
                                        -------------
committee thereof) (i) decrease the Offer Consideration, (ii) decrease the number of Shares sought, (iii) change the form of consideration to be paid pursuant to the Offer as set forth in Section 1.2 below, (iv) impose conditions to the Offer in addition to those set forth in Annex A hereto, (v) amend any other term or condition of the Offer in any manner adverse to the holders of the Shares, (vi) extend the expiration date of the Offer, or (vii) waive the Minimum Condition or the conditions set forth in subsection (f) or (h) of Annex A. Notwithstanding the foregoing, Merger Sub may, without the consent of the Company, (A) extend the Offer, if at the initial scheduled or any extended expiration date of the Offer any of the conditions of the Offer shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the United States Securities and Exchange Commission (the "SEC") or the staff
                                                       ---
thereof applicable to the Offer, (C) extend the Offer for up to twenty (20) business days if there have not been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that, together with Shares, if any, beneficially owned by Sysco or Merger Sub, would constitute at least 90% of the fully diluted Shares as of the date of determination, provided that all other conditions to the Offer are satisfied or waived and (D) extend the Offer for any reason for up to five (5) business days; provided, that no more than
                                                 --------
three extensions in the aggregate shall be permitted under clauses (C) and (D) of this sentence; provided, however, that notwithstanding the foregoing, unless
                  --------  -------
this Agreement has been terminated pursuant to Section 7.1 and, subject to
Section 1.1(c), Merger Sub shall extend the Offer from time to time in the event that, at a then-scheduled expiration date, all of the conditions to the Offer have not been satisfied or waived as permitted pursuant to this Agreement, each such extension not to exceed the lesser of ten (10) additional business days or such fewer number of days that Merger Sub reasonably believes is necessary to permit the conditions to the Offer to be satisfied. In addition, the Offer Consideration may be increased and the Offer may be extended to the extent required by law, in each case without the consent of the Company. Notwithstanding the foregoing or any other provision herein to the contrary, in the event that the Minimum Condition has been satisfied and all other conditions set forth in Annex A have been satisfied or waived, then Merger Sub shall, and Sysco shall cause Merger Sub to, accept for payment and pay for all Shares tendered pursuant to the Offer and not withdrawn as soon as practicable after the date that all such conditions have been satisfied or waived, and nothing herein shall prohibit Merger Sub from making a subsequent offer for Shares not so purchased upon the consummation of the Offer subject to and in compliance with Rule 14d-11 of the Exchange Act (a "Subsequent Offer").

          (b) As soon as practicable after the date of this Agreement, Sysco shall prepare and file with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), to register the offer and sale of Sysco Common Stock pursuant to the Offer and any Subsequent Offer (the "Form S-4"). The Form S-4 will include a preliminary prospectus
            --------
containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date
                   ----------------------
of commencement of the Offer, Sysco and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer and any Subsequent Offer (the "Schedule TO") which will contain or incorporate by
                       -----------
reference all or part of the Preliminary Prospectus and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) subject to the Company's compliance
                  ---------------
with Section 1.3(c), cause the Offer Documents to be disseminated to holders of Shares. Sysco, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Form S-4 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Sysco and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected, and any other filings or documents, to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Sysco further agrees that it shall cause the Offer Documents, Form S-4, and any other documents filed with the SEC, to comply in all material respects with the Exchange Act, and the rules and regulations thereunder, and other applicable laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Form S-4 and the Offer Documents prior to its being filed with the SEC. In addition, Sysco agrees to provide the Company and its counsel in writing with any comments, whether written or oral, that Sysco or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule TO, the Form S-4 and the Offer Documents promptly after the receipt of such comments or other communications.

          (c)  If, on April 30, 2001 (the "Final Expiration Date"), Merger Sub
                                           ---------------------
has not consummated the Offer in accordance with its terms, Merger Sub shall thereupon terminate the Offer (in accordance with all applicable laws) without the acceptance of any Shares previously tendered. If, at the Final Expiration Date, the Minimum Condition has not been satisfied, Merger Sub shall, unless Sysco and the Company otherwise agree, terminate the Offer, and the parties shall, subject to the terms and conditions hereof in accordance with all applicable laws, use all commercially reasonable efforts to consummate the Merger unless the Agreement has been terminated pursuant to Section 7.1(h).

          (d)  In the event that this Agreement has been terminated pursuant to
Section 7.1, Merger Sub shall, and Sysco shall cause Merger Sub to, promptly terminate the Offer (in accordance with all applicable laws) without accepting any Shares for payment or exchange.

          1.2  (A)  Offer Consideration.  The consideration per Share due to
                    -------------------
each holder of Common Stock (a "Stockholder") in connection with the Offer (and
                                -----------
any Subsequent Offer) is the "Offer Consideration" and shall be payable by Sysco
                              -------------------
in the form of shares of Sysco Common Stock as provided in subsection (a) below.

          (a) In connection with the Offer (and any Subsequent Offer), the number of shares of Sysco Common Stock which each Stockholder is entitled to receive, and which Sysco shall issue, for each Share owned by a Stockholder shall be determined by dividing $26.00 by the Average Sysco Offer Price (as defined in Section 1.2(A)(b) below).

          (b)  The "Average Sysco Offer Price" means the average of the closing
                    -------------------------
prices of the Sysco Common Stock as reported on the NYSE Composite Reporting Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the fifteen (15) trading days ending on the date (the "Offer Determination Date") which is five (5) trading days immediately
      ------------------------
preceding the expiration date of the Offer as it may from time to time be extended in accordance with this Agreement; provided, however, notwithstanding
                                            --------  -------
the foregoing, in the event that (x) such average is less than $22.00, then the Average Sysco Offer Price shall be $22.00 and (y) such average is more than $30.00, then the Average Sysco Offer Price shall be $30.00.

          (B)  Merger Consideration Upon Termination of Offer.  In the event
               ----------------------------------------------
that the Offer has been terminated pursuant to Section 1.1(c) and the Agreement has not been terminated pursuant to Section 7.1, the parties shall use all commercially reasonable efforts to consummate the Merger in accordance with the terms of this Agreement. The consideration per Share due to each Stockholder in connection with the Merger is the "Merger Consideration" and shall be payable as set forth in
               --------------------
subsection (a) below. The Merger Consideration payable to the Stockholders in connection with the Merger upon such termination of the Offer shall be payable by Sysco in the form of shares of Sysco Common Stock.

          (a)  In the event that the Offer has been terminated pursuant to
Section 1.1(c), in connection with the Merger the number of shares of Sysco Common Stock which each Stockholder is entitled to receive, and which Sysco shall issue, for each Share owned by a Stockholder shall be determined by dividing $26.00 by the Average Sysco Merger Price (as defined in Section 1.2(B)(b) below).

          (b)  The "Average Sysco Merger Price" means the average of the closing
                    --------------------------
prices of the Sysco Common Stock as reported on the NYSE Composite Reporting Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) on the fifteen (15) trading days ending on the date (the "Merger Determination Date") which is five (5) trading days immediately
      -------------------------
preceding the date of the Stockholders Meeting (as defined in Section 1.12) for the Merger following a termination of the Offer pursuant to Section 1.1(c); provided, however, notwithstanding the foregoing, in the event that (x) such
--------  -------
average is less than $22.00, then the Average Sysco Merger Price shall be $22.00 and (y) such average is more than $30.00, then the Average Sysco Merger Price shall be $30.00. The Average Sysco Merger Price shall be used in determining Merger Consideration payable in connection with the Merger following the termination of the Offer pursuant to Section 1.1(c) and for no other purpose.

          (C)  Merger Consideration Upon Consummation of Offer.  In the event
               -----------------------------------------------
that Merger Sub accepts for payment any Shares in the Offer, the parties shall consummate the Merger in accordance with the terms of this Agreement and the Merger Consideration payable to the Stockholders in connection with the Merger shall be payable by Sysco in the same form and same amount as the Offer Consideration and there shall be no calculation of the Average Sysco Merger Price.

     1.3  Company Actions.
          ---------------

          (a) The Company hereby consents to the Offer and represents that the Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger , are advisable and are fair to and in the best interest of the Stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) taken all steps, or will take all steps, at the proper time in connection with this Agreement, the transactions contemplated hereby, the Offer and the Merger, necessary to comply with any applicable state takeover law, including to ensure that the Offer and the Merger, and the transactions contemplated hereby, do not constitute a "takeover bid" under the New Jersey Shareholders Protection Act (NJSA 14A:10A-1 et seq.) and the New Jersey Corporation Takeover Bid Disclosure Law (NJSA 49:5-1
-- ---
et seq.) (collectively, the "New Jersey Takeover Acts"), including, without
-- ---                       ------------------------
limitation, taking the steps contemplated by the proviso in Section 4.28 hereof,
(iv) taken all steps necessary to exempt the Offer (and any Subsequent Offer), the Merger and this

Agreement from the Rights Agreement (as defined in Section 4.5), and (v) resolved to recommend acceptance of the Offer (and any Subsequent Offer) and approval and adoption of this Agreement and the Merger by the Stockholders (the recommendations referred to in this clause (iv) are collectively referred to in this Agreement as the "Company Recommendations").
                       -----------------------

          (b) As soon as practicable on the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") containing the
                                                 --------------
Company Recommendations, subject to the provisions of Section 7.1. At the time the Offer Documents are first mailed to the Stockholders, the Company shall mail or cause to be mailed to the Stockholders such Schedule 14D-9 together with such Offer Documents. The Company further agrees that it shall cause the Schedule 14D-9 to comply in all material respects with the Exchange Act, and the rules and regulations thereunder, and other applicable laws. The Company further agrees to take all steps reasonably necessary to cause the Schedule 14D-9 to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Sysco and Merger Sub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Sysco and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Sysco, Merger Sub and their counsel in writing with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

          (c) In connection with the Offer (and any Subsequent Offer) and the Merger, the Company shall promptly furnish or cause to be furnished to Merger Sub mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Merger Sub with such information and assistance as Merger Sub or its agents may reasonably request in communicating the Offer (and any Subsequent Offer) to the Stockholders. Except for such steps as are necessary to disseminate the Offer Documents, Sysco and Merger Sub shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

     1.4  Directors.
          ---------

          (a) Subject to compliance with the New Jersey Business Corporation Act (the "NJBCA"), the Company's Certificate of Incorporation and applicable
          -----
law, promptly upon the payment for Shares by Merger Sub which represent at least a majority of the then outstanding shares of Common Stock pursuant to the Offer, the Company shall, at the request of Sysco, promptly use its commercially reasonable efforts to take all actions necessary to cause the Company Board to include such number of directors designated by Sysco, rounded up to the next whole number, as is equal to the product of the total number of directors on the Company Board (giving effect to the directors designated by Sysco pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Merger Sub, Sysco and any of their affiliates (including Shares so accepted for payment) bears to the total number of shares of Common Stock then outstanding, including by accepting the resignations of such number of its incumbent directors as is necessary to enable Sysco's designees to be elected or appointed. At such times, the Company will cause individuals designated by Sysco to constitute the same percentage (rounded up to the nearest whole number) as such individuals represent on the Company Board of (A) each committee of the Company Board and (B) each board of directors (and committee thereof) of each Company Subsidiary in each case to the extent permitted by applicable law or the rules or applicable listing agreement of any stock exchange or over-the-counter market on which the Common Stock is listed or traded. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.7 hereof), the Company shall use its commercially reasonable efforts to retain as members of the Company Board at least two directors that are directors of the Company on the date hereof (the "Independent
                                                                     -----------
Directors"). The Company's obligations under this Section 1.4(a) shall be
---------
subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 all information with respect to the Company and its officers and directors, required pursuant to such Section 14(f) and Rule l4f-1 in order to fulfill its obligations under this Section 1.4(a), including mailing to Stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Sysco's designees to be elected or appointed to the Company Board. Sysco or Merger Sub shall supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section
1.4 are in addition to and shall not limit any rights which Merger Sub, Sysco or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (b) In the event that Sysco's designees are elected or appointed to the Company Board as aforesaid, until the Effective Time, the Company shall use its commercially reasonable efforts to maintain as members of the Company Board at least two directors who are Independent Directors, provided that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director, if any, shall be entitled to designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be stockholders, Affiliates or associates of Sysco or Merger Sub, and each such person shall be deemed to be an Independent Director, for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Sysco's designees constitute a majority of the directors on the Company Board (the effective date on which Sysco's designees constitute such a majority shall be hereinafter referred to as the "Control Date"), the affirmative vote of a majority of the Independent Directors shall be required after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder if such exercise or waiver materially and adversely affects holders of Shares other than Sysco or Merger Sub, (c) take action with respect to the retention of counsel and other advisors in connection with the transactions contemplated hereby or (d) take any other action under or in connection with this Agreement if such action materially and adversely affects holders of Shares other than Sysco or Merger Sub; provided, that if there
                                                  --------  ----
shall be no such directors, such actions may be effected by unanimous vote of the entire Company Board. The Independent Directors shall have the right to retain, at the expense of the Company, one separate firm of counsel and one investment banking firm to represent them in connection with the transactions contemplated hereby.

     1.5  The Merger.  Upon the terms and subject to the conditions set forth
          ----------
in this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL") and the relevant provisions of the
                                   ----
NJBCA, Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.7). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation of the Merger ("Surviving Corporation") and shall succeed
                                      ---------------------
to and assume all of the rights and obligations of Merger Sub and the Company in accordance with the NJBCA.

     1.6  Closing.  The closing of the Merger ("Closing") will take place at
          -------                               -------
10:00 a.m., Eastern time, on a date to be specified by the parties ("Closing
                                                                     -------
Date"), which shall be no later than the tenth business day after satisfaction
----
or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Torys, 237 Park Avenue, New York, NY, or such other location as may be agreed to by the parties hereto.

     1.7  Effective Time. Subject to the provisions of this Agreement, as soon
          --------------
as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing certificates of merger or other appropriate documents (in any such case, the "Certificates of Merger") executed in accordance with the
                    ----------------------
relevant provisions of the DGCL and the relevant provisions of the NJBCA and shall make all other filings or recordings required under the DGCL and the NJBCA. The Merger shall become effective at such time as the Certificates of Merger are duly filed with, and declared effective by the Secretary of State of Delaware and the Secretary of State of New Jersey, or at such subsequent date or time as Sysco and the Company shall agree and specify in the Certificates of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").
     --------------

     1.8  Statutory Effects of the Merger. The Merger shall have the effects
          -------------------------------
set forth in Section 259 of the DGCL and Section 14A:10-6 of the NJBCA. The laws which are to govern the Surviving Corporation are the laws of the State of New Jersey.

     1.9  Certificate of Incorporation and Bylaws.  The Certificate of
          ---------------------------------------
Incorporation (as amended by the amendments, if any, set forth in the Certificates of Merger) and Bylaws of the Company at the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     1.10 Directors and Officers.  The directors and officers of Merger Sub
          ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

     1.11  Subsequent Actions.  If at any time after the Effective Time, the
           ------------------
Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     1.12  Stockholders Meeting.
           --------------------

           (a) If (x) required by applicable law in order to consummate the Merger following the payment for the Shares pursuant to the Offer, or (y) the Offer has been terminated pursuant to Section 1.1(c), the Company, acting through the Company Board, shall, in accordance with all applicable laws:

          (i) duly call, give notice of, convene and hold a special meeting of its Stockholders (the "Stockholders Meeting") as soon as practicable following
                       --------------------
the acceptance for payment and purchase of Shares by Merger Sub pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

          (ii) (a) the Company shall prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and shall obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Sysco, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy
                                                                           -----
Statement"), to be mailed to its Stockholders, provided that no amendment or
---------
supplement to the Proxy Statement will be made by the Company without consultation with Sysco and its counsel and (b) Sysco shall prepare and file with the SEC any amendments required to be filed, including a post-effective amendment, to the S-4 (the "Post-Effective Amendment"). The Company will advise
                            ------------------------
Sysco, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Sysco, or any of their respective affiliates, officers or directors, should be discovered by the Company or Sysco which should be set forth in an amendment or supplement to either of the Post-Effective Amendment or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the Stockholders.

               (iii) include in the Proxy Statement the recommendation of the Company Board that Stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

               (iv) use its commercially reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Sysco, advisable to secure any vote or consent of Stockholders required by the NJBCA to effect the Merger.

          (b) Sysco agrees that it will provide the Company with the information concerning Sysco and Merger Sub required to be included in the Proxy Statement and will vote, or cause to be voted, all of the Shares then owned by it, Merger Sub or any of its other Merger Subsidiaries and Affiliates in favor of the approval of the Merger and the adoption of this Agreement.

     1.13  Merger Without Meeting of Stockholders.  Notwithstanding Section
           --------------------------------------
1.12 hereof, in the event that Sysco, Merger Sub or any other subsidiary of Sysco shall acquire in the aggregate a number of the outstanding Shares, pursuant to the Offer or otherwise, sufficient to enable Merger Sub or the Company to cause the Merger to become effective under applicable law without a meeting of Stockholders, the parties hereto shall, at the request of Sysco and subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of Stockholders, in accordance with the NJBCA.

     1.14  Terminated Offer.  In the event the Offer is terminated pursuant to
           ----------------
Section 1.1(c), the parties hereto shall complete the Merger consistent with the terms and conditions of this Agreement as amended by the terms and conditions contained in Annex B in lieu of Article VI contained herein, and in such event, upon such termination, this Agreement shall be deemed to be amended to incorporate the terms and conditions contained therein without any further action by Sysco, Merger Sub or the Company.

                                   ARTICLE 2
                       OPTIONS; EXCHANGE OF CERTIFICATES

          2.1  Stock Options.  (a)  At the Effective Time, each outstanding
               -------------
option to purchase shares of Common Stock (a "Company Stock Option") issued pursuant to any of the Company Stock Plans, whether vested or unvested, shall be assumed by Sysco. Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, (i) the same number of whole shares of Sysco Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, (ii) at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the number of whole shares of Sysco Common Stock deemed purchasable pursuant to such Company Stock Option; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock
                                                            ---------------
options"), the option price, the number of shares purchasable pursuant to such
-------
Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424(a) of the Code. As used herein, the term, "Company Stock Plan," shall mean and refer to (as the context requires) any of the Company's: (i) 1983 Stock Option Plan,
(ii) 1993 Stock Option Plan and (iii) 1996 Long Term Incentive Plan, and the term "Company Stock Plans," shall mean and refer to all of such Plans
      -------------------
collectively.

          (b) As soon as practicable after the Effective Time, Sysco shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights with respect to such Company Stock Options pursuant to the applicable Company Stock Plan and the certificates evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.1(a) after giving effect to the Merger and the assumption by Sysco as set forth above). Sysco shall comply with the terms of the applicable Company Stock Plan and shall use its commercially reasonable efforts to ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Sysco after the Effective Time.

          (c) Sysco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Sysco Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with Section 2.1(a). As soon as practicable, but in no event more than 20 days, after the Effective Time, Sysco shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Sysco Common Stock subject to such Company Stock Options assumed by Sysco as aforesaid, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses referred to therein) for so long as such Company Stock Options remain outstanding.

          (d) The Company shall use its commercially reasonable efforts to cause all individuals holding options under the Company's 1993 Stock Option Plan to waive all of their respective rights under Section 5(k) of such plan effective from and after the Control Date pursuant to a waiver agreement in form and substance reasonably satisfactory to Sysco.

     2.2  Fractional Shares.  No fractional shares of Sysco Common Stock shall
          -----------------
be issued in the Merger or the Offer. If a fractional share results from the calculations set forth in Section 1.2, a Stockholder shall receive an amount in cash in lieu of such fractional share, equal to such fraction multiplied by the Average Sysco Offer Price or, if the Offer has been terminated in accordance with the terms and conditions of this Agreement, the Average Sysco Merger Price.

     2.3  Effect on Capital Stock.  As of the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Sysco, Merger Sub, Guest Supply or the Stockholders:

          (a)  Conversion of Common Stock.  Each issued and outstanding share of
               --------------------------
Common Stock shall be converted into solely the right to receive the Merger Consideration paid in connection with the consummation of the Merger and, each share of Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Stockholder shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (b)  Cancellation of Treasury Stock.  Each share of Common Stock held
               ------------------------------
in the treasury of the Company shall automatically be cancelled and extinguished and no Merger Consideration shall be paid with respect thereto.

          (c)  Merger Sub Common Stock.  Each share of common stock, par value
               -----------------------
$.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of newly issued Common Stock and shall remain outstanding as a validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

          (d)  Sysco Common Stock.  At and after the Effective Time, each share
               ------------------
of Sysco Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

     2.4  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent.  As of the Effective Time, Sysco shall
               --------------
enter into an agreement with Sysco's transfer agent or such other bank or trust company as may be designated by Sysco and reasonably satisfactory to the Company (the "Exchange Agent") which shall provide that Sysco shall deposit with the
      --------------
Exchange Agent as of the Effective Time, for the benefit of the Stockholders, for exchange in accordance with this Section 2.4 through the Exchange Agent, certificates representing the shares of Sysco Common Stock to be issued as the Merger Consideration (such shares of Sysco Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time or cash payable in lieu of any fractional shares of Sysco Common Stock are collectively the "Exchange Fund").
                            -------------

          (b)  Exchange Procedures.
               -------------------

               (i) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Stockholder (A) a letter of transmittal "Letter of Transmittal") (which shall specify that delivery shall be effected,
-----------------------
and risk of loss of the Common Stock shall pass, only upon delivery to the Exchange Agent of the certificates representing same (collectively, the "Certificates"), and shall be in such form and have such other provisions as
 ------------
Sysco and the Company may reasonably specify) and (B) instructions for use in surrendering the Certificates in exchange for the Merger Consideration.

               (ii) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Sysco Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.2 and cash in lieu of any fractional share of Sysco Common Stock in accordance with Section 2.2 and the Certificates so surrendered shall forthwith be cancelled.

               (iii) If a surrendered Certificate is not registered in the transfer records of the Company under the name of the person surrendering such Certificate, the Merger Consideration may be delivered to the surrendering person only if such Certificate has been properly endorsed for transfer and the surrendering person pays any applicable transfer or other Taxes.

               (iv) Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

          (c)  Distributions with Respect to Unexchanged Shares.  With
               ------------------------------------------------
respect to any unsurrendered Certificate, any interest, dividends or other distributions otherwise payable to the holder therefor shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Section 2.4. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the Certificate: (i) a certificate representing whole shares of Sysco Common Stock issued in exchange therefor, (ii) the amount of dividends or other distributions without interest, with a record date after the Effective Time theretofore paid with respect to such whole shares of Sysco Common Stock, and (iii) the amount of any cash payable in lieu of a fractional share of Sysco Common Stock to which such holder is entitled.

          (d)  Further Ownership Rights in Common Stock.  All shares of Sysco
               ----------------------------------------
Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 2.4 shall be deemed in full satisfaction of all rights of the Stockholders pertaining to the shares of Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock other than pursuant to Section 2.2(d). If, after the Effective Time, Certificates are presented to Sysco, the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.4, except as otherwise provided by law.

          (e)  Termination of Exchange Fund.  Any portion of the Exchange
               ----------------------------
Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Sysco, upon demand, and any holders of the Certificates who have not theretofore complied with this
Section 2.4 shall thereafter look only to Sysco for payment of their claim for Merger Consideration.

          (f)  No Liability; Escheat.  None of the Company, Sysco, the
               ---------------------
Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Sysco Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Sysco Common Stock or any other cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)  Investment of Exchange Fund. The Exchange Agent shall invest
               ---------------------------
any cash included in the Exchange Fund, as directed by Sysco, on a daily basis. Any interest and other income resulting from such investments shall be paid to Sysco.

          (h)  Lost Certificates. If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue and pay to such person in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

     2.5  Adjustment.  If, between the date of this Agreement and the
          ----------
Effective Time, as the case may be, (i) the outstanding shares of Common Stock or Sysco Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, or (ii) the Company shall have issued additional shares of Common Stock (other than upon the exercise or conversion of stock options, warrants or other convertible securities issued or granted prior to the date hereof) or Options or warrants to purchase the same, or securities convertible into the same, the number of shares of Sysco Common Stock issued as Offer Consideration or Merger Consideration, as the case may be, shall be adjusted to accurately reflect such change (it being acknowledged that the Company elsewhere herein covenants not to take any of the actions described in (i) or (ii) above).

     2.6  Shares of Sysco Common Stock.  The shares of Sysco Common Stock
          ----------------------------
delivered as the Offer Consideration or Merger Consideration, as the case may be, are hereinafter collectively referred to as the "Sysco Shares." The Sysco
                                                     ------------
Shares when issued to Stockholders shall be registered under the Securities Act and shall contain no restrictions by Sysco or Merger Sub other than, as to certain Affiliates, pursuant to Rules 144 and 145 of the Securities Act.

                                   ARTICLE 3
                        OTHER COVENANTS AND AGREEMENTS

     3.1  Employee Matters.
          ----------------

          (a)  Conditions of Employment. From and after the Control Date, the
               ------------------------
Company will continue employment of the persons who are current employees of Guest Supply immediately prior to the Control Date (the "Current Employees") on
                                                         -----------------
substantially the same terms and conditions as such Current Employees are employed by the Guest Supply (other than with respect to employee benefit coverages) subject to the following conditions: (i) Sysco and Surviving Corporation shall not, and shall not be obligated to, continue the employment of those Current Employees who do not meet Sysco's then-current employment standards; (ii) nothing contained herein shall preclude Sysco or Surviving Corporation from revising conditions of employment after the Control Date or effecting the termination of any Current Employees after the Control Date.

          (b)  Employee Benefits.  With respect to employee benefits, nothing
               -----------------
contained in this Agreement shall prohibit Sysco from changing or eliminating the benefits of Current Employees or employees of the Surviving Corporation or eliminating or modifying benefits currently being made available by Guest Supply to its Current Employees.

     3.2  Consents.  Promptly after execution of this Agreement, Guest Supply
          --------
will apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required with respect to the Company for consummation by the Company of the transactions contemplated hereby, including without limitation, those consents listed in Schedule 4.4. Any charges imposed
                                             ------------
by any parties for such consents and estoppels shall be paid solely by Guest Supply prior to the Closing.

     3.3  Business Information.
          --------------------

          (a)  Access to Books, Records, and Employees.  Upon reasonable prior
               ---------------------------------------
notice, Guest Supply, its employees, agents and representatives shall provide Sysco, its employees, agents, counsel, accountants and financial consultants full access during normal business hours, and, with Guest Supply's prior approval, after normal business hours, to the offices, properties, books, records, files and other documents and information of or relating to the Business as Sysco, its employees, agents, counsel, accountants or financial consultants may request, provided that such shall not unduly interfere with Guest Supply's business operations. Guest Supply shall allow Sysco, its employees, agents, counsel, accountants and financial consultants, access to a work area within such business office and shall allow the copying, at Sysco's expense, of any such records as requested by such party.

          (b)  Inspection of the Real Property.  Subject to the requirements of
               -------------------------------
Guest Supply's leases and other contracts, including without limitation prior notice to or permission from such contracting parties, Sysco, its agents and representatives shall have full and complete access to all real property currently owned or leased by Guest Supply ("Real Property") in which to make
                                            -------------
such studies, tests, inspections, measurements of all kinds and/or inspections as Sysco deems reasonably necessary, including, without limitation, engineering, environmental, hydrologic, compaction, soils, surveys, and tests, observations and/or studies including, without limitation, the taking of soil and ground water samples. Sysco hereby agrees to indemnify Guest Supply and its contracting parties and hold it and them harmless from any loss, cost or damage to the physical condition of the Real Property actually incurred by Guest Supply or such contracting parties and proximately caused by Sysco's or its agent's inspection of and access to the Real Property.

          (c)  Interim Financials.  The Company shall have delivered to Sysco
               ------------------
within three (3) business days from the date of this Agreement unaudited, consolidated monthly balance sheets for Guest Supply as of December 29, 2000 and an unaudited, consolidated income statement for Guest Supply for the two (2) months then ended, prepared in accordance with generally accepted accounting principles ("GAAP"), which fairly present in all material respects the financial
             ----
condition of Guest Supply at the date thereof and the results of the operations for the two (2) months then ended (subject to normal year-end audit adjustments, collectively, together with those additional financial statements to be delivered after the date hereof pursuant to this Section 3.3(c), collectively, the "Interim Financials"). Within fifteen (15) days after the end of each month
     ------------------
commencing with the month of January 2001 and continuing for each month prior to the month in which the Control Date occurs, the Company shall prepare and deliver Interim Financials to Sysco which will be as of the end of the preceding month. The Interim Financials shall fairly present in all material respects the financial condition of Guest Supply at, and as of, the dates thereof and the results of the operations for the periods then ended (subject to normal year-end adjustments).

          (d)  No Waiver.  Sysco's due diligence review and any inspections
               ---------
pursuant hereto shall not waive or release Guest Supply from any of its representations, warranties or covenants under this Agreement.

     3.4  Conduct of Business by the Company. The Company covenants and agrees
          ----------------------------------
that, unless Sysco shall otherwise consent in writing, between the date hereof and the Control Date, the Business shall be conducted in, and Guest Supply shall not take any action except in, the ordinary course of Business and in a manner consistent with its past practice; and Guest Supply will use its commercially reasonable efforts consistent with past practices, but recognizing the effects that the transaction contemplated hereby may have, to preserve substantially intact the business organization of the Business, to keep available the services of the present officers, employees and consultants of Guest Supply and to preserve the present relationships of Guest Supply with customers, suppliers and other persons with which Guest Supply has significant business relations.

          (a) By way of amplification and not limitation, except as expressly provided for in this Agreement, the Company shall not, between the date hereof and the Control Date, directly or indirectly, do any of the following in respect of the Business without the prior written consent of Sysco:

               (i) (A) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Guest Supply; provided, however, the Company shall have
                                     --------  -------
the right to issue Common Stock pursuant to the Company's Employee Stock Purchase Plan and to issue Common Stock to those persons and entities who properly exercise or convert a Company Stock Option, warrant or other convertible security to acquire Common Stock which Company Stock Options, warrants and convertible securities were issued and outstanding prior to the date of this Agreement; (B) amend or propose to amend the Certificates of Incorporation, bylaws (or other comparable organizational document) of Guest Supply; (C) split, combine or reclassify any outstanding share of the Company's capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the Company's capital stock; (D) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of the Company's capital stock; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.4(a)(i);

          (ii) (A) directly or indirectly acquire (by merger, consolidation, or acquisition of stock or assets) any interest in any entity or person; (B) except in the ordinary course of Business and in a manner consistent with its past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of Guest Supply used or held for use by the Business; (C) enter into any material contract or agreement, except in the ordinary course of Business and in a manner consistent with its past practice; (D) authorize any single capital expenditure in excess of $50,000 or capital expenditures in the aggregate in excess of $200,000; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.4(a)(ii);

          (iii) take any action other than in the ordinary course of Business and in a manner consistent with its past practice with respect to increasing compensation (including bonuses), or other remuneration of any director, officer or employee of Guest Supply or with respect to the grant of any severance or termination pay (otherwise than as fully disclosed to Sysco in writing prior thereto) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

          (iv) make any payments except in the ordinary course of Business and in amounts and in a manner consistent with its past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan (defined in Section 4.18), or otherwise to any employee of Guest Supply, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend (except as required or contemplated hereby) any of the foregoing;

          (v) take any action, except in the ordinary course of Business and in a manner consistent with past practice, with respect to, or make any change in, its methods of management, purchasing, distribution, marketing, or operating (or practices relating to payment of trade accounts or to other payments or relating to writing down or failing to write down or writing up the value of any inventory or other assets of Guest Supply) or make any change in the method of accounting of Guest Supply;

          (vi) take any action to incur or increase prior to the Control Date any indebtedness for borrowed money from banks, financial institutions, or any other persons or entities (other than trade payables incurred in the ordinary course of Business and in a manner consistent with its past practices and other than borrowings under existing credit facilities) or cancel without payment in full, any notes, loans or, except in the ordinary course of Business and in a manner consistent with its past practices, other receivables;

          (vii) loan or advance monies to any person under any circumstance whatsoever, except travel advances, advances in connection with vacations, or other reasonable expense advances to employees of Guest Supply but in no event shall any advance exceed $1,000 per person;

          (viii) change any existing bank accounts or lock box arrangements of Guest Supply except for deposits, withdrawals or changes in signatories in the ordinary course of Business and in a manner consistent with its past practices;

          (ix) waive any material rights of Guest Supply or settle any single claim involving more than $50,000 or in the aggregate involving more than $200,000; or

          (x) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation of Guest Supply.

     3.5  No Negotiations.  The Company hereby agrees that neither Guest Supply
          ---------------
nor any of its officers, directors, employees, investment bankers, representatives or agents shall, directly or indirectly:

          (i) solicit, initiate, entertain, encourage or respond to any inquiries or proposals that constitute or could reasonably be expected to lead to an Alternative Transaction, as defined below; provided, however, the Company
                                                 --------  -------
shall not be in breach of this Section 3.5 for responses (but not to an Alternative Transaction) relating to the contested proxy solicitation initiated by BFMA Holding Corporation for the Company's 2001 Annual Meeting of Stockholders, so long as the Company does not breach the covenants of the fourth sentence of Section 3.8; or

          (ii) negotiate, discuss or provide any non-public information to any third party in connection with an Alternative Transaction; or

          (iii) from and after the date hereof until the termination of this Agreement and except as expressly permitted by the following provisions of this
Section 3.5, permit any of its Subsidiaries to, and will not authorize any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its Subsidiaries to (and will instruct such persons not to), directly or indirectly, (i) solicit, initiate or encourage the submission of a proposal for any Alternative Transaction (as hereinafter defined)
or (ii) participate in any discussions or negotiations regarding, or furnish to any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) (a "Third Party") other than Sysco, Merger Sub or
                                  ------------
any affiliate thereof any information with respect to, or take any other action knowingly to facilitate, any Alternative Transaction or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Transaction; provided, however, that nothing contained in this Section 3.5(iii) or in Sections 3.5(i) or 3.5(ii) shall prohibit the Company Board from furnishing information to, or entering into discussions or negotiations with, any Third Party that makes an unsolicited bona fide written proposal of an Alternative Transaction if, and only to the extent that (A) the Company Board, after consultation with legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Stockholders under applicable law, (B) the Company Board determines in good faith, after consultation with a financial advisor of nationally recognized reputation, that such Alternative Transaction would, if consummated, constitute or be reasonably likely to constitute a Superior Proposal (as hereinafter defined) and (C) prior to taking such action, the Company (x) provides notice to Sysco to the effect that it is taking such action (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after taking such action, (y) provides Sysco with a copy of any Alternative Transaction or amendments or supplements thereto and (z) receives from such Third Party an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those between Sysco and the Company. Subsequent to furnishing information to, or entering into discussions or negotiations with, any Third Party in accordance with this Section 3.5, the Company shall inform Sysco on a prompt basis of the status of any discussions or negotiations with such Third Party, and any material changes to the terms and conditions of such Alternative Transaction. Promptly after the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries to, and will instruct their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Alternative Transaction and shall notify each party that it, or any officer, director, investment advisor, financial advisor, attorney or other representative retained by it, has had discussions with during the 60 days prior to the date of this Agreement that the Company Board no longer seeks the making of any Alternative Transaction.

          (iv) (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Sysco , the Company Recommendations or (y) approve or recommend an Alternative Transaction unless the Company Board, after consultation with legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Stockholders under applicable Law; provided, however, the Company Board may not approve or recommend (and in connection therewith, withdraw or modify the Company Recommendations) an Alternative Transaction unless (i) such Alternative Transaction is a Superior Proposal, (ii) the Company Board shall have first consulted with legal counsel and have determined that such action is necessary for the Company Board to comply with its fiduciary duties to the Stockholders,
(iii) the Company Board has provided written notice to Sysco (a "Notice of Superior Proposal") advising Sysco that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (iv) two business days have elapsed after Sysco

's receipt of the Notice of Superior Proposal and Sysco has not made an offer such that the Company Board determines in its good faith judgment (after consultation with a financial adviser of nationally recognized reputation and consultation with legal counsel) that the Alternative Transaction is not a Superior Proposal. If Sysco makes an offer as contemplated by clause (iv) of the preceding sentence, upon the Company's request Sysco shall execute an amendment to this Agreement to implement the terms contemplated by such offer.

     Nothing contained in this Section 3.5 shall prohibit the Company from taking and disclosing to the Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Stockholders which, in the good faith reasonable judgment of the Company Board, after consultation with legal counsel, is required under applicable law; provided, that except as otherwise permitted in this Section 3.5, the Company shall not withdraw or modify, or propose to withdraw or modify, the Company Recommendations or approve or recommend, or propose to approve or recommend, an Alternative Transaction. Notwithstanding anything contained in this Agreement to the contrary, any action by the Company Board permitted by, and taken in accordance with, this Section 3.5 shall not constitute a breach of this Agreement by the Company. Notwithstanding anything in this Agreement to the contrary but subject to the proviso contained in the first sentence of Section 3.5(iii) hereof, nothing in this Agreement shall (x) limit the Company Board's ability to make any disclosure to the Stockholders that the Company Board determines in good faith (after consultation with legal counsel) is required to be made to satisfy its fiduciary duties under applicable law or (y) limit the Company's ability to make any disclosure required by applicable law, and such actions shall not be considered a breach of this Agreement.

          (v) For all purposes of this Agreement, "Alternative Transaction" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Third Party, (ii) the acquisition by a Third Party of 20% or more of the assets of the Company and its Subsidiaries taken as a whole, (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares or the issuance by the Company of capital stock containing terms which are inconsistent with the consummation of the transactions contemplated by this Agreement, (iv) the adoption by the Company of a plan of liquidation or the declaration or payment by the Company of an extraordinary dividend representing 20% or more of the value of the Company and its Subsidiaries taken as a whole or (v) the repurchase by the Company or any of its Subsidiaries of more than 20% of the outstanding Shares.

     For all purposes of this Agreement, a "Superior Proposal" means any bona fide written unsolicited proposal of an Alternative Transaction (except that, for purposes of the definition of Superior Proposal, 50% shall be substituted for 20% wherever it appears in the definition of Alternative Transaction) that the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and consultation with legal counsel) (i) would result in a transaction, if consummated, that would be superior to the Stockholders from a financial point of view as compared to the transactions contemplated hereby and any alternative proposed by Sysco or Merger Sub in accordance with Section 3.5(iv) and (ii) to be reasonably capable of being consummated in accordance with its terms (including that any financing required to consummate the transaction contemplated by such proposal is capable of being, and is reasonably likely to be, obtained), in each case taking into account all factors the

Company Board considers relevant, including all legal, financial, regulatory and other aspects of the proposal by the Third Party. Any change in the terms of an Alternative Transaction shall be deemed to constitute a new Alternative Transaction hereunder, subject to all of the applicable provisions of this
Section 3.5.

The Company shall notify Sysco promptly if it or, to its knowledge, any of its officers, directors, employees, investment bankers, Stockholders, representatives, agents, or Affiliates receives any indications of interest, requests for non-public information or offers in respect of an Alternative Transaction, and will communicate to Sysco in reasonable detail the terms of any such indication, request or proposal, and will provide Sysco with copies of all written communications relating to any such indication, request or proposal. The Company represents that it is not party to or bound by any agreement with respect to an Alternative Transaction other than this Agreement.

     3.6  Expenses.
          --------

          (a) Except as otherwise specifically provided herein, all of the expenses incurred by Sysco and Merger Sub in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Sysco, and Merger Sub, shall be paid by Sysco.

          (b) Except as otherwise specifically provided herein, all expenses incurred by Guest Supply in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for Guest Supply shall be paid by Guest Supply. Guest Supply shall be solely responsible for paying the fees owed to U.S. Bancorp Piper Jaffray ("Piper Jaffray")
                                                         -------------
incurred in connection with this transaction. Guest Supply shall be solely responsible for paying any and all sales, use and transfer taxes incurred in connection with the transactions described herein.

     3.7  Notification of Certain Matters. The Company shall give prompt notice
          -------------------------------
to Sysco of the following:

          (a) The occurrence or nonoccurrence of any event of which it obtains knowledge whose occurrence or nonoccurrence would be reasonably likely to cause either (A) a material breach of any representation or warranty of the Company contained in this Agreement at any time from the date hereof to the Control Date, or (B) directly or indirectly, any Material Adverse Effect. The term "Material Adverse Effect" means any change in or effect that is or may
 -----------------------
reasonably be expected to be materially adverse to the operations, condition (financial or otherwise) or assets of Guest Supply, or the Business, in either case, taken as a whole, provided, however, that the term "Material Adverse
                        --------  -------
Effect" shall not include any change or effect to the extent attributable to the matters set forth on Schedule 3.7. Sysco's knowledge of any facts obtained by
                     ------------
Sysco prior to the date hereof or disclosed herein that may give rise after the date hereof to a Material Adverse Effect shall not affect whether or not a Material Adverse Effect shall have occurred.

          (b) Any material failure by the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 3.7 shall not limit or otherwise affect the remedies available hereunder to Sysco upon receiving such notice.

     3.8  Confidentiality and Public Announcements.  Until the disclosure
          ----------------------------------------
contemplated by the next following sentence is made, the parties hereto each agree to, and to direct their respective directors, officers, employees, representatives and agents with a need to know such information to, maintain the confidentiality of the transactions contemplated by this Agreement, unless disclosure is required by applicable federal or state laws or regulations or common law. Further, the parties hereto agree to announce the consummation of the transactions contemplated by this Agreement simultaneously at a mutually agreeable time as promptly as practicable after the execution and delivery of this Agreement (except as required by applicable law). The content of all announcements and publicity relating to this Agreement will be subject to the mutual approval of the Company and Sysco (except as otherwise required by law), which approval shall not be unreasonably withheld or delayed. Guest Supply shall, and shall cause its representatives to, maintain the confidentiality of all non-public information concerning Sysco (other than such information which becomes generally available to the public other than as a result of disclosure by Guest Supply) which becomes known by Guest Supply or such representatives solely as a result of the negotiation or consummation of the transactions contemplated by this Agreement, and shall promptly return and cause its agents and representatives to return to Sysco all written materials containing such information in the event that the Closing does not occur within the time limit herein provided for. Without limiting the terms and conditions of the Confidentiality Agreement dated September 19, 2000 between Sysco and the Company, Sysco shall, and shall cause its representatives to, maintain the confidentiality of all non-public information concerning Guest Supply (other than such information which becomes generally available to the public other than as a result of disclosure by Sysco) which becomes known by Sysco or such representatives solely as a result of its due diligence investigations or efforts conducted prior to or after the date hereof or the negotiation or consummation of the transactions contemplated by this Agreement, and shall promptly return, and cause its agents and representatives to return, to Guest Supply all written materials containing such information in the event that the Closing does not occur within the time limit herein provided for. Nothing contained herein shall limit the right of any such persons to disclose any such information to its subsidiaries, employees, agents, representatives, counsel, accountants, financial advisors, underwriters and sources of financing (and their counsel and accountants) for the purpose of facilitating the consummation of the transactions contemplated hereby.

     3.9  Tax Matters.
          -----------

          (a) Defined Terms.  As used in this Agreement, the following terms
              -------------
have the specified meanings:

               (i) "Tax Authority" shall mean any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

               (ii) "Tax Return" shall mean any return, amended return, estimated return, information return or statement (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax or filed by or including Guest Supply in respect of the Business.

               (iii) "Tax" or "Taxes" shall mean all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), withholding, use, value added, capital stock or surplus, franchise taxes, advance corporate tax and customs duties imposed by any Tax Authority, payable by Guest Supply or relating to or chargeable against Guest Supply's assets, revenues or income.

          (b)  Tax Returns.  After the Closing, Sysco  will cause to be prepared
               -----------
and filed all Tax Returns for Guest Supply for any period ending on or before the Closing Date and for any period which includes the Closing Date and ends after the Closing Date.

     3.10 Regulatory Authorization.  Sysco and the Company shall, within five
          ------------------------
business days of the execution hereof, file with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") their
             ---                                                 ---
respective notification and report forms required for the transactions contemplated hereby in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and each agrees to
                                                 -------
file as promptly as practicable any supplemental information requested by the FTC or DOJ. Any such notification and report forms and supplemental information will be in substantial compliance with the requirements of the HSR Act. Sysco shall be solely responsible for all filing fees required in connection with such filings. Each party shall cooperate in all reasonable respects with each other and the FTC and the DOJ.

     3.11 Letters of Guest Supply's Accountants.  The Company shall use
          -------------------------------------
commercially reasonable efforts to cause to be delivered to Sysco two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective (the "Guest
                                                                        -----
Supply S-4 Comfort Letter") and one dated a date within two business days before
-------------------------
the Closing Date (the "Guest Supply Merger Comfort Letter"), each addressed to
                       ----------------------------------
Sysco, in form and substance reasonably satisfactory to Sysco and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     3.12 Letters of Sysco's Accountants.  Sysco shall use commercially
          ------------------------------
reasonable efforts to cause to be delivered to the Company two letters from Sysco's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective (the "Sysco S-4
                                                                   ---------
Comfort Letter") and one dated a date within two
--------------
business days before the Closing Date (the "Sysco Merger Comfort Letter"), each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     3.13  Affiliates.  As soon as practicable after the date hereof, the
           ----------
Company shall deliver to Sysco a list of all persons or entities who, to its knowledge, may be deemed to be, at the time this Agreement is submitted for adoption to the Stockholders, "Affiliates" of the Company for purposes of Rule 145 under the Securities Act. Such list shall be updated, from time to time, upon receipt of knowledge thereof, as necessary to reflect changes from the date hereof. The Company shall use commercially reasonable efforts to cause each person identified on such list to deliver to Sysco not less than 10 days prior to the Effective Time, a written agreement containing customary terms and otherwise reasonably satisfactory to Sysco.


     3.14  ISRA. The Sysco Companies and Guest Supply acknowledge that the sale
           ----
of the Business is subject to compliance with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ("ISRA"). Prior to the Closing Date, Guest Supply agrees to
--------
apply to and obtain from the New Jersey Department of Environmental Protection ("NJDEP") one of the following with respect to the entirety of each property owned or leased by Guest Supply in New Jersey (the "NJ Properties"): (i) a letter of Non-Applicability ("LNA") pursuant to N.J.S.A. 7:26B-2.22; (ii) a Remediation Agreement ("RA") pursuant to N.J.S.A. 7:26b-4.1; or (iii) a regulated underground storage tank waiver pursuant to N.J.A.C. 7:26B-5.3 ("UST
                                                      --------
Waiver")(collectively, the "ISRA Approvals"). Guest Supply further agrees that, if it chooses to obtain an RA or UST Waiver, Guest Supply will use commercially reasonable efforts to obtain Shore Point Distributor's signature on the RA or on documents pertaining to the UST Waiver, and an agreement to fund the implementation of the RA or work resulting from UST Waiver in compliance with Shore Point Distributors' obligations pursuant to the Rider to Lease Between Shore Point Distributors and Guest Supply. In the event that Shore Point Distributors has not executed the documents necessary to obtain the ISRA Approvals for the property owned by Shore Point Distributors within seven (7) days after the date hereof, Guest Supply shall file the documents necessary to obtain such ISRA Approvals in its own name and without the signature of Shore Point Distributors.

     If any investigation or remediation is performed in connection with Guest Supply's ISRA compliance or underground storage tank remediation, Case #96-10-25-1305-57/UST #0042400, in advance of the Closing Date, then Guest Supply shall provide to Sysco , at the same time it provides to NJDEP, a copy of any analytical data report or other report prepared by or on behalf of Guest Supply in connection therewith.

     3.15  Director and Officer Liability. (a) Sysco agrees that the certificate
           ------------------------------
of incorporation and the bylaws of the Surviving Corporation shall contain at least the provisions with respect to exculpation from liability and indemnification set forth in the certificate of incorporation and bylaws of the Company as of the date hereof, which provisions (along with all provisions regarding indemnification or exculpation from liability contained in the governing documents of any of the Company's subsidiaries or in any agreements or commitments of the Company or any of its subsidiaries) shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors, officers, employees, or agents of the Company, unless such modification is required by applicable law.

          (b) From and after the earlier to occur of the Effective Time or the acceptance for payment of the Shares in the Offer, Sysco and the Surviving Corporation will, jointly and severally, indemnify, defend, and hold harmless the present and former directors and officers of the Company and each of its subsidiaries against all losses, claims, damages, and liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, to which any of them was or is a party or is threatened to be made a party by reason of the fact that he or she was or is a director or officer of the Company or any of its subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company or such subsidiary would have been permitted to indemnify such Person under applicable law and the certificate of incorporation and bylaws of the Company or such subsidiary in effect on the date hereof, provided, however; that the aggregate indemnification liability of Sysco pursuant to this Section 3.15 shall not exceed the consolidated net worth (determined in accordance with GAAP) of the Company at December 29, 2000. Sysco shall, without any lapse in coverage, either (i) for at least six (6) years after the Effective Time, provide officers' and directors' liability insurance ("D&O Insurance") in respect of acts or omissions occurring
                      -------------
at or prior to the Effective Time covering each person currently covered by the Company's D&O Insurance policy on terms with respect to coverage and amount no less favorable than those contained in such policy as in effect on the date hereof; (ii) purchase tail insurance in respect of the Company's existing D&O Insurance for six (6) years for a premium not to exceed the amount of the customary premium for such tail insurance, or (iii) if such D&O Insurance or tail insurance is only available at premiums in excess of the premiums currently paid by the Company for its existing D&O Insurance, then purchase the highest level of D&O Insurance or tail insurance available for an amount equal to 150% of such annual premium.

          (c)  Any person who is entitled to indemnification under this Section
3.15 (an "Indemnified Party") wishing to claim such indemnification, upon
          ------------------
learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify Sysco thereof, but failure to so notify will not relieve Sysco of liability except to the extent Sysco is materially adversely affected thereby. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time), (i) Sysco or the Surviving Corporation shall have the right to assume the defense thereof, and Sysco shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Sysco or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that, in such counsel's reasonable judgment, there are issues that constitute conflicts of interest between Sysco or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Sysco and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided that, Sysco shall be
                                              -------- ----
obligated pursuant to this subsection (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and

(iii) Sysco shall not be liable for any settlement effected without its prior written consent; and provided further that, Sysco shall not have any
                     -------- ------- ----
obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The rights of the Indemnified Parties under this Section 3.15 are in addition to any rights they may have under the certificate of incorporation and bylaws of the Surviving Corporation or any subsidiary of the Surviving Corporation or under any indemnification agreement with the Company or any subsidiary of the Company.

               (d) Sysco agrees that if the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this
Section 3.15.

               (e) The provisions of this Section 3.15 are intended to be for the benefit of, and shall be enforceable by, each of the present and former directors, officers, employees, and agents, their representatives.

          3.16  Agreement to Vote All Shares.  Sysco and Merger Sub agree to
                ----------------------------
vote all Shares acquired in the Offer or otherwise beneficially owned by them or any of their subsidiaries in favor of approval and adoption of this Agreement and the Merger at the Stockholders Meeting and to take such other actions to effectuate as promptly as practicable the Merger pursuant to Section 14A:10-3 of the NJBCA, on the terms and subject to the conditions set forth in this Agreement.

          3.17  Form 8-K.  The Company shall, within five business days of the
                --------
execution hereof, prepare and file with the SEC a current report on Form 8-K containing a description of the Company's capital stock in compliance with Item 202 of the SEC's Regulation S-K.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

     In order to induce Sysco and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes the following representations and warranties to Sysco and Merger Sub, each of which is relied upon by Sysco and Merger Sub:

     4.1  Organization and Authority.
          --------------------------

          (a) The Company.  The Company is a corporation duly organized, validly
              -----------
existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified as a foreign corporation in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification where the failure to have so qualified would cause a Material Adverse Effect and Schedule 4.1(a) is a
                                                            ---------------
true, correct and complete list of all of the states and foreign jurisdictions where the Company is so qualified.

          (b) Subsidiaries.  Schedule 4.1(b)(i) lists all corporations,
              ------------   ------------------
partnerships, joint ventures and other business entities in which the Company owns, of record or beneficially, a majority of the direct or indirect equity interest or any right (contingent or otherwise) to acquire a majority of the equity interest of any entity (collectively, the "Subsidiaries"). The Company
                                                  ------------
and/or a Subsidiary owns all of the issued and outstanding capital stock or equitable interest of each Subsidiary free and clear of any security interest, pledge, lien, charge, or restriction on ownership, voting or transfer restriction, or encumbrance of any kind. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as applicable, all of which are listed on
Schedule 4.1(b)(i).  Except as set forth on Schedule 4.1(b)(ii), each Subsidiary
                                            -------------------
is duly qualified as a foreign corporation (or foreign entity, as applicable) in all jurisdictions where the failure to have so qualified would cause a Material Adverse Effect and, Schedule 4.1(b)(ii) is a true, correct and complete list all
                    -------------------
of the states and foreign jurisdictions where each Subsidiary is so qualified. Since November 15, 2000, Guest Supply has had no material operations or business in New Zealand other than in connection with the liquidation and closure of Guest Supply's operations and business conducted in New Zealand.

          (c) Power and Authority. Guest Supply has all necessary corporate
              -------------------
power and authority to own, lease and operate its properties and conduct the Business as it is currently being conducted.

     4.2  Corporate Power and Authority; Due Authorization  .  The Company has
          ------------------------------------------------
full corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which the Company is or will be a party and subject to the Stockholders' approval, to consummate the transactions contemplated hereby and thereby. "Transaction Documents" means each of the
                                   ---------------------
agreements, documents and instruments referenced in this Agreement to be executed and delivered by the Company. The Company Board has, in accordance with Section 1.3(a), duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings are necessary, other than the Stockholders' approval. Assuming that this Agreement and each of the Transaction Documents which are also Sysco Companies' Transaction Documents (defined in Section 5.2) constitutes a valid and binding agreement of the Sysco and Merger Sub, this Agreement and each of the Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Company enforceable by Sysco and Merger Sub in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. The duly elected officers and directors of Guest Supply are set forth on Schedule 4.2. True,
                                                        ------------
correct and complete copies of the Articles of Incorporation, the Bylaws and comparable organizational documents and all minutes of Guest Supply are contained in the minute books of Guest Supply. True, correct and complete copies of the minute books of Guest Supply have been delivered to Sysco.

     4.3  Title to Assets.  Other than as set forth on Schedule 4.3, Guest
          ---------------                              ------------
Supply has good and valid title to all of the assets reflected on Guest Supply's consolidated, audited September 29, 2000 balance sheet (and a valid and enforceable leasehold interest in the real and personal property which is leased) and the Interim Financials except for assets disposed of since the date of such financial statements in the ordinary course of Business and in a manner consistent with past practices (collectively, the "Assets"), free and clear of
                                                   ------
any liens, pledges, encumbrances, claims or similar rights of third parties.
All of the Assets are in satisfactory operating condition, normal wear and tear excepted.

     4.4  No Conflict; Required Consents.  Other than the consents, approvals,
          ------------------------------
authorizations and other actions listed on Schedule 4.4, the execution and
                                           ------------
delivery by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any foreign, federal, state, or local government, court, administrative, regulatory or other governmental agency, commission or authority, or any non-governmental self-regulatory agency, commission or authority (collectively, "Governmental
                                                                ------------
Authority"); (b) violate the terms of any instrument, document or agreement to
---------
which Guest Supply is a party, or by which the Business or any Assets are bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon the Business or any of the Assets; (c) violate any applicable order, writ, injunction, decree, judgment, restriction, ruling, law, or regulation (collectively, "Laws") of any
                                                                  ----
Governmental Authority; or (d) violate the Certificate of Incorporation, Bylaws, or comparable organizational document of Guest Supply. Except as set forth on
Schedule 4.4, Guest Supply is not subject to, or a party to, any mortgage, lien,
------------
lease, agreement, contract instrument, order, judgment or decree or other restriction of any kind or character which would prevent or hinder the continued operation of the Business immediately after the Closing on substantially the same basis as theretofore operated.

     4.5  Capital Stock.
          -------------

          (a) The Company.  The Company has 20,000,000 shares of Common Stock
              -----------
authorized of which 6,839,837 shares are issued and outstanding and no shares are held in the treasury of the Company as of the date hereof. As of the date hereof, the Company has authorized 1,000,000 shares of preferred stock, no par value, of the Company ("Preferred Stock"), of which no shares of Preferred Stock are issued and outstanding on the date hereof. 40,000 shares of Preferred Stock were reserved for issuance upon exercise of the rights (the "Company Rights" or,
                                                             --------------
individually, a "Company Right") distributed in connection with that certain
                 -------------
Rights Agreement dated July 15, 1988, as amended by Amendment No. 1 dated August 15, 1997 (the "Rights Agreement"). Schedule 4.5(a)(i) is a true, correct and
               ----------------     ------------------
complete list as of the date hereof of: (x) the number of options which the Company has been authorized to issue, and (y) the number of Company Stock Options which are issued and outstanding together with the applicable exercise price(s), vesting dates, and expiration dates. Schedule 4.5(a)(ii) is a true,
                                                -------------------
correct and complete copy of all of the option plans, forms of agreements pursuant to which the Company Stock Options were granted, and a list of convertible promissory notes. All outstanding shares of Common Stock, and all outstanding Company Stock Options, and convertible promissory notes have been duly authorized, and are validly issued, and all outstanding shares of Common Stock are fully paid and nonassessable and free of preemptive rights. Except as set forth on Schedule 4.5(a)(i)-(ii), as of
                                                  -----------------------
the date hereof there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options (including employee stock options), warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating, or which may obligate, the Company to sell or issue any additional shares of the Company's capital stock, (iv) no obligation of the Company to issue any voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (v) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as the "Company Securities"). There are no
                                       ------------------
outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities.

          (b) Subsidiaries.  Schedule 4.5(b) is a true correct and complete list
              ------------   ---------------
of: (x) the authorized, issued and outstanding capital stock (or other ownership interest, as applicable) of each Subsidiary, and (y) the number of shares of capital stock (or other ownership interest, as applicable) held by the Company. Except as set forth on Schedule 4.5(b), all outstanding shares of capital stock (or other ownership interest, as applicable) of the Subsidiaries have been duly authorized, and are validly issued, fully paid and nonassessable are solely owned (of record and beneficially) by the Company. Except as set forth on
Schedule 4.5(b), there are outstanding (i) no shares of capital stock or other
---------------
voting securities of the Subsidiaries, (ii) no securities of the Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary, (iii) no options (including employee stock options), warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating, or which may obligate, any Subsidiary to sell or issue any additional shares of any Subsidiary's capital stock, (iv) no obligation of any Subsidiary to issue any voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary and (v) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary (the items in clauses (i), (ii), (iii), (iv) and (v) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of Guest
        ---------------------
Supply to repurchase, redeem or otherwise acquire any Subsidiary Securities.

     4.6  Compliance with Laws. Except as set forth on Schedule 4.6, the Assets,
          --------------------                         ------------
the Business, Guest Supply, and its directors, officers and employees in the conduct of their duties on behalf of Guest Supply are in, and have been in, compliance with all applicable Laws of all applicable Governmental Authorities. Other than as set forth on Schedule 4.6, since December 31, 1999, Guest Supply
                           ------------
has received no written notice of any noncompliance with the foregoing which has not been cured in all material respects.

     4.7  Licenses and Permits.  Except as set forth on Schedule 4.7, Guest
          --------------------                          ------------
Supply holds and is in compliance with all material licenses, permits, concessions, grants, franchises, approvals and authorizations listed on Schedule
                                                                        --------
4.7 ("Licenses and Permits"), and such list constitutes all of the material
---   --------------------
licenses, permits, concessions, grants, franchises, approvals and authorizations necessary or required for the use or ownership of Guest Supply's Assets and the operation of the Business. Except as set forth on Schedule 4.7, Guest Supply
                                                   ------------
has not received within the preceding thirty-six (36) months written notice of any material violations in respect of any such Licenses and Permits. Except as set forth on Schedule 4.7, no proceeding is pending or, to the best knowledge of
             ------------
Guest Supply (defined in Section 8.16(a)), threatened, which seeks revocation or limitation of any such Licenses and Permits.

     4.8  Financial Information.
          ---------------------

          (a) Prior to the date hereof, Guest Supply has delivered to Sysco copies of the audited consolidated balance sheets of Guest Supply as of October 1, 1999 and September 29, 2000 and audited consolidated income statements for the fiscal years then ended (collectively, the "Historical Financials"). All
                                                ---------------------
such Historical Financials (including any related notes and schedules) have been prepared in accordance with GAAP and fairly present in all material aspects the financial condition of Guest Supply at the respective dates thereof and the results of its operations for the periods then ended.

          (b) On the date hereof, there are no liabilities or obligations of Guest Supply or the Business of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise which are required by GAAP to be reflected or reserved against on a balance sheet or in the notes thereto, except for (i) those that are specifically reflected or reserved against as to amount in the September 29, 2000 audited consolidated balance sheet or in the notes thereto; (ii) that are specifically set forth on Schedule 4.8; (iii) those that
                                                 ------------
are specifically reflected or reserved against in the balance sheets contained in the Interim Financials (subject to normal recurring year-end adjustments, the effect of which will not have a Material Adverse Effect) and/or (iv) current liabilities incurred in the ordinary course of Business and in a manner consistent with its past practices since the date of the Interim Financials.

          (c) Guest Supply has not been during the preceding twenty-four (24) months immediately preceding the execution of this Agreement insolvent within the meaning of 11 U.S.C. (S)101(31). Guest Supply has paid and is paying its debts as they become due.

     4.9  Sufficiency of Assets.  The Assets constitute all the material
          ---------------------
assets of any nature with which Guest Supply has conducted the Business for the preceding twelve (12) month period, subject only to additions and deletions of inventory and other assets in the ordinary course of Business and in a manner consistent with its past practices and no other material assets are necessary to operate the Business in its ordinary course and in a manner consistent with its past practices. Title to all of the Assets is held solely by Guest Supply, and except as set forth on Schedule 4.9, all agreements, obligations, expenses and
                       ------------
transactions related to the Business have been entered into, incurred and conducted on behalf of Guest Supply only by Guest Supply, and no Affiliate of Guest Supply or any other person or entity owns or has any rights in or to any of the Assets.

     4.10 Deposits.  Attached hereto as Schedule 4.10 is a true, correct and
          --------                      -------------
complete list of all security and other deposits, prepayments and prepaid expenses of Guest Supply as of September 29, 2000 not reflected on the Historical Financials (collectively, the "Deposits" and individually, a
                                          --------
"Deposit"), setting forth the amount of each Deposit.
 -------

     4.11 Accounts Receivable; Obligations.
          --------------------------------

          (a)  Schedule 4.11(a)(i)  is a true, correct and complete list of all
               -------------------
accounts receivable, notes receivable, and other rights to receive payments ("Accounts Receivable") of Guest Supply as of December 31, 2000 showing the
  -------------------
terms and time period for collection thereof, and all such Accounts Receivable listed thereon are bona fide, arose in the ordinary course of Business and in a manner consistent with its past practices.

          (b)  Schedule 4.11(b)  is a true, correct and complete list of all
               ----------------
obligations for all indebtedness for borrowed money on the date hereof owed by Guest Supply and all obligations of Guest Supply in respect of the Business incurred other than in the ordinary course of Business and in a manner consistent with its past practices. None of the items set forth on Schedule 4.11(b) is overdue.

     4.12 Tax Returns and Payments.
          ------------------------

          (a)  Payment of Taxes and Other Matters. Except as otherwise disclosed
               ----------------------------------
in Schedule 4.12:  (i) all Tax Returns, including estimated Tax returns and
   -------------
reports of every kind with respect to Taxes which are due to have been filed by Guest Supply on or before the Closing Date in accordance with any applicable law in all jurisdictions where Guest Supply is subject to Taxes, have been duly filed and are true, correct and complete in all material respects; (ii) all Taxes, including estimated tax payments, required to be paid (whether or not shown on a Tax Return) by Guest Supply on or prior to the Closing Date have been paid in full; (iii) the unpaid Taxes of Guest Supply attributable to periods ending on or prior to the Closing Date or the pre-Closing portion of any Tax period ending after the Closing Date, will not exceed the reserve for such Tax liability accrued on the Interim Financials; (iv) there are not now any extensions of time in effect with respect to the dates on which any Tax Returns or reports of Taxes were or are due to be filed; (v) all deficiencies asserted as a result of any examination of any Tax Return or report of Taxes by Guest Supply have been paid in full, accrued or reserved as a Tax liability on the Interim Financials or finally settled or are the subject of on-going good faith negotiations or litigation, and no audit or investigation of any Tax Return or report of Taxes is currently underway, pending, or to the Company's knowledge, threatened; (vii) there are no outstanding waivers or agreements by Guest Supply for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any notices of proposed reassessment of any property owned or leased by Guest Supply; (viii) there are no liens for Taxes upon any property or assets of Guest Supply except liens for current Taxes not yet delinquent; (ix) Guest Supply does not have any liability for the Taxes of any Person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise; (x) Guest Supply is not a party to or bound by any tax allocation or tax sharing agreement and has no contractual obligation to indemnify any other person with respect to Taxes;
(xi) no property of Guest Supply is property that is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and (xii) Guest Supply is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it, nor has the IRS proposed any adjustment or change in accounting methods for Guest Supply.

          (b)  Submission of Tax Returns.  Guest Supply has made available to
               -------------------------
Sysco copies of all Tax Returns relating to the operations of Guest Supply for the periods set forth on Schedule 4.12(b).
                                  -------

     4.13 Intellectual Property.  Schedule 4.13  lists all registered
          ---------------------   -------------
trademarks, service marks, trade names, service names, copyrights, patents, applications therefor and licenses and other rights in respect thereof of Guest Supply that is material to the conduct of the Business (collectively, "Intellectual Property") used by Guest Supply in the operation of its Business.
----------------------
Guest Supply owns and/or has a binding and enforceable right to use all of the Intellectual Property. Upon the consummation of the transactions contemplated hereby Guest Supply will continue to have the binding and enforceable right to own and use the Intellectual Property. No claims have been asserted and no claims are pending or, to the best knowledge of Guest Supply, threatened by any person or entity, as to the use by Guest Supply of any such Intellectual Property or challenging or questioning the validity or effectiveness of any state or federal registration of the Intellectual Property, and Guest Supply does not know of any valid basis for such claim. Guest Supply's use of the Intellectual Property and trade secrets and, to the best knowledge of Guest Supply, Guest Supply's continued use of the same following the Closing in the same manner as used by Guest Supply prior to Closing, does not, and will not, infringe on the rights of any person or entity.

     4.14 Contracts.  Schedule 4.14 sets forth a true, correct and complete
          ---------   -------------
list of all written and oral contracts, agreements, leases and other instruments to which Guest Supply is a party which involve any of the following (collectively, the "Contracts"):
                    ---------

          (i) projected revenue or expense to Guest Supply in excess of $50,000 annually;

          (ii) limitations in any respect on the locations in which Guest Supply can conduct its Business or restrictions on the lines of business in which Guest Supply can engage;

          (iii) loans to or from (in excess of $1,000 per person) Guest Supply, including without limitation, any loan agreements, promissory notes, indentures;

          (iv) the payment of cash or other benefit upon the change in control of the Company;

          (v) any joint venture, partnership or other arrangement which involves the sharing or profits, losses, costs or liabilities;

          (vi) calculating the price of an item for one party to the agreement based on cost of such item to the other party to the agreement;

          (vii)  any leases for real property of which Guest Supply is a party;
                 and

          (viii) any written employment agreement between any employee of Guest Supply and Guest Supply.

     Prior to execution of this Agreement, Guest Supply has provided or made available to Sysco true, correct and complete copies of the written Contracts and accurate descriptions of the terms of oral Contracts. The Contracts are valid, legally binding and enforceable against Guest Supply, and, to Guest Supply's knowledge, the other parties thereto, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Neither Guest Supply nor, to the best knowledge of Guest Supply, any other party to any of the Contracts is in breach of, or in default under, any of the Contracts and, no event has occurred which, with the notice or lapse of time, or both, would constitute a breach or default by Guest Supply or, to the best knowledge of Guest Supply, any other party to any of the Contracts.

     4.15 Litigation; Judgments.
          ---------------------

          (a)  On the date hereof, except as set forth on Schedule 4.15, there
                                                          -------------
is no action, proceeding or investigation pending by or before any Governmental Authority (or, to the best knowledge of Guest Supply, threatened) (i) against Guest Supply, (ii) against the Company's executive officers or directors in their capacity as such, nor (iii) seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the Merger, or Guest Supply's or Stockholders' ability to consummate the transactions contemplated by this Agreement and the Transaction Documents. Except as set forth on Schedule 4.15, neither Guest Supply nor, to its knowledge, the
         -------------
Stockholders are subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the Assets or the operation of the Business.

          (b) There does not exist under any customer contract of Guest Supply any basis, regardless of the giving of notice or the lapse of time or both, for a claim by the customer with respect to how the cost of products is calculated thereunder or with respect to the method for pricing of products sold to such customer thereunder ("Cost Plus Contract Claims").


     4.16 Insurance.  Guest Supply maintains property, fire, casualty, workers
          ---------
compensation, general liability insurance and other forms of insurance relating to the operation of the Business against risks of the kind customarily insured against and in amounts customarily insured. Guest Supply will maintain its insurance policies in full force and effect through the Closing Date. Schedule
                                                                       --------
4.16 lists all of the insurance policies maintained by Guest Supply, which
----
schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy. All premiums thereon due and payable have been paid, and Guest Supply has received no notice of cancellation with respect thereto. There are no pending or, to the best knowledge of Guest Supply, threatened, terminations of, or premium increases with respect to, any of such policies and bonds, and Guest Supply is in compliance, in all material respects, with all conditions contained therein. Guest Supply has delivered or made available to Sysco true, complete and correct copies of all of the above-described insurance policies.

     4.17 Employees; Union; Labor.  Except as otherwise designated on Schedule
          -----------------------                                     --------
4.17(i), Guest Supply does not use the services of independent contractors as
-------
sales agents or consultants in connection with the Business. Guest Supply is not a party to any collective bargaining agreement or any other contract, written or oral, with any trade or labor union, employees' association or similar organization. There are no strikes or labor disputes with its employees generally pending or, to the best knowledge of Guest Supply, threatened, or to the best knowledge of Guest Supply, any attempts at union organization of the employees of Guest Supply. All salaries and wages paid and withheld by Guest Supply are and have been in compliance with all applicable foreign, federal, state and local laws. Schedule 4.17(ii) lists each current employee of Guest Supply whose aggregate annualized compensation exceeded $50,000 or whose employment by Guest Supply has ceased for any reasons since January 1, 2000.

     4.18 Benefit Plans and ERISA  (a)  Set forth on Schedule 4.18(a) hereto
          -----------------------                    ----------------
is a correct and complete list of each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, pension,
             -----
compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention or other plan, agreement, policy, trust fund, arrangement, or understanding (regardless of whether legally enforceable) (each such plan, agreement, policy, trust fund, arrangement or understanding is referred to herein as a "Benefit
                                                                     -------
Plan", and collectively, the "Benefit Plans") that is currently in effect or
----                          -------------
followed, was maintained since December 31, 1996, or which has been approved before the date hereof but is not yet effective, for the benefit of (X) directors or employees of Guest Supply or any other persons performing services for Guest Supply, (Y) former directors or former employees of Guest Supply or any other persons formerly performing services for Guest Supply, and/or (Z) beneficiaries of anyone described in (X) or (Y) (collectively, "Business
                                                                --------
Employees") or with respect to which Guest Supply or any "ERISA Affiliate"
---------                                                 ---------------
(hereby defined to include any trade or business, whether or not incorporated, other than the Company, which has employees who are or have been at any date of determination occurring within the preceding six years treated pursuant to
Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes the Company) has or has had any obligation on behalf of any Business Employee. Guest Supply has delivered or made available to Sysco copies of all Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the Internal Revenue Service ("IRS") or Department of Labor ("DOL") with respect to such Benefit Plans for a
  ---                            ---
period of three years prior to the date hereof and, except as disclosed on
Schedule 4.18(a) attached hereto, there are no other benefits to which any
----------------
Business Employee is entitled or for which Guest Supply or any ERISA Affiliate has any obligation. In addition, except as set forth on Schedule 4.18(a):
                                                         ----------------

               (i) Each Benefit Plan has been operated and administered in material compliance with its terms;

               (ii) Each Benefit Plan complies in all material respects with all requirements of ERISA and the Code and with all other applicable law;

               (iii) Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code, which determination letter has not been modified, revoked or limited, and nothing has occurred or is expected to occur that caused or could cause the loss of its qualification under Section 401(a) of the Code or the imposition of any liability, penalty or Tax with respect to such Benefit Plan. Guest Supply has delivered to Sysco copies of the most recent determination letter it has received with respect to each Benefit Plan intended to qualify under Section 401(a) of the Code;

               (iv) Neither Guest Supply nor any ERISA Affiliate maintains, sponsors or contributes to, or has maintained, sponsored or contributed in the past six years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA), any multiemployer plan (within the meaning of
                      Section 3(37) of ERISA) or any voluntary employee beneficiary association intended to be tax-exempt under
                      Section 501(c)(9) of the Code;

               (v) No non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Benefit Plans (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject Guest Supply, any ERISA Affiliate or Sysco , or any officer, director or employee of Guest Supply, any ERISA Affiliate or Sysco , or the Benefit Plans' trustees, administrators or other fiduciaries, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or
                      Section 4975 of the Code or any other liability with respect thereto;

               (vi) No provision of any Benefit Plan limits the right of Guest Supply to amend or terminate any Benefit Plan on no more than 90 days' notice, subject to the requirements of applicable law;

               (vii) All contributions, insurance premiums, Taxes, or other liabilities or charges with respect to any Benefit Plan required to be paid on or prior to the Closing Date have been or will be paid in full on or prior to the Closing Date. All unpaid contributions, insurance premiums, Taxes, or other liabilities or charges with respect to any Benefit Plan attributable to periods prior to the Closing Date, including the pre-Closing portion of any period ending after the Closing Date, have been accrued and properly reflected as liabilities on Guest Supply's historical financial statements and Interim Financials. Contributions for purposes of this Section 4.18(a)(vii) shall include, without limitation, any matching or employer profit sharing contributions required or customarily made under a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) sponsored by Guest Supply;

               (viii) Other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims pending with respect to any Benefit Plan, or, to Guest Supply's Knowledge, any circumstances which might give rise to any such action, suit or claim;

               (ix) All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed;

               (x) Guest Supply has no obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. Guest Supply has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and
                      Section 601 of ERISA and the regulations thereunder;

               (xi) Each Benefit Plan that purports to provide benefits that qualify for tax-favored treatment under Sections 79, 105, 106, 117, 125, 127, 129, or 132 of the Code complies with the requirements of such Section and the regulations promulgated thereunder;

               (xii) All amendments required to bring the Benefit Plans into conformity with applicable law, including, without limitation, ERISA and the Code, have been timely adopted;

               (xiii) No Benefit Plan is under audit or investigation by the IRS or the DOL or any other governmental authority, and no such completed audit, if any, has resulted in the imposition of any Tax, interest or penalty that remains unpaid as of the Closing Date;

               (xiv) Guest Supply is not subject to any liens, and excise or other Taxes, under ERISA, the Code or other applicable law relating or with respect to any Benefit Plan; and

               (xv) The Sysco Companies, and from and after the Closing Date, Guest Supply, shall have no liability for, under, with respect to or otherwise in connection with any Benefit Plan (assuming a like definition of "Benefit Plan" were applicable to ERISA Affiliates as to those same types of plans, agreements, policies, trusts, funds, and arrangements sponsored, maintained or contributed to by them) sponsored or maintained for the benefit of employees (and beneficiaries and covered dependents thereof) of any ERISA Affiliate, excluding Guest Supply, at any relevant time prior to the Closing Date (other than a liability for providing benefits arising in the ordinary course of business when ordinarily due under such

                      Benefit Plan), which liability arises under ERISA or the Code, by virtue of Guest Supply being aggregated in a controlled group or affiliated service group with any ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing Date.


          (b)  Parachute Payments. Set forth on Schedule 4.18(b) is a true,
               ------------------
correct and complete list of each Business Employee, who, as a result of the consummation of the transactions contemplated by this Agreement, would be entitled, under any agreement or plan binding on Guest Supply prior to the Control Date, to: (i) any severance compensation, bonus, increase in compensation or like benefit, or (ii) any acceleration or vesting of any benefits or payments (other than the acceleration or vesting of Company Stock Options) including, without limitation, any Employee Benefits (collectively "Parachute Benefits"), other than as may be required by law. All of the
-------------------
Business Employees listed on Schedule 4.18(b) have waived in writing their Parachute Benefits, effective as of the execution and delivery of this Agreement.

     4.19 Brokers Fees and Expenses.  Guest Supply has not retained or
          -------------------------
utilized the services of any broker, finder or intermediary, other than Piper Jaffray, or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto which would obligate Sysco to pay any such fees or commissions.

     4.20 Absence of Material Changes.  Except as set forth on Schedule 4.20,
          ---------------------------                          -------------
from September 29, 2000 to the date of this Agreement:

          (a)  there has not been any Material Adverse Effect;

          (b) there has been no Material Adverse Effect resulting from Guest Supply's relations with, nor has Guest Supply lost (or received written notice that it may lose), any distributors or suppliers with which Guest Supply has significant business relations;

          (c) Guest Supply has operated the Business in the ordinary course and has not sold, assigned, or transferred any of its Assets, except in the ordinary course of its Business consistent with past practice;

          (d) Guest Supply has not mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever, any of its Assets;

          (e) there has been no amendment, termination, or waiver of any material right of Guest Supply under any Contract, License or Permit that reasonably may be anticipated to have a Material Adverse Effect on the Assets, or the Business;

          (f)   Guest Supply has not:

          (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim filed before any Governmental Authority or arbitration panel in respect of its Assets or the Business in excess of $25,000 (provided that all such excluded payments do not aggregate to more than $100,000);

          (ii) made any such payment to any party in settlement of any such suit, proceeding, arbitration, claim or counterclaim in excess of $25,000 (provided that all such excluded payments do not aggregate to more than $100,000);

          (iii) written down or failed to write down (in accordance with generally accepted accounting principles), or written up the value of any inventory or Assets;

          (iv) made any material changes in the customary methods of operation of the Business, including practices and policies relating to purchasing, marketing, selling or payment of trade creditors or made any change in its method of accounting;

          (v) incurred any indebtedness or guaranteed any indebtedness (except in respect of ordinary trade payables), except for borrowings under existing loans or lines of credit in the ordinary course of Business and in a manner consistent with its past practices;

          (vi) issued or sold any of its stock, notes, bonds or other securities, or any option, warrant or other rights to purchase the same except stock issuances upon exercise of outstanding Company Stock Options, warrants and convertible securities;

          (vii) taken any action other than in the ordinary course of Business and in a manner consistent with its past practices with respect to increasing the compensation of any employee of Guest Supply in the Business or with respect to the grant or increase of any severance or termination pay to any such person (otherwise than as disclosed to Sysco in writing prior to the date hereof);

          (viii) declared, set aside or paid any dividend or distribution payable in cash, stock, property or otherwise with respect to the Company's capital stock; or

          (ix) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.20.

     4.21 Bank Accounts; Powers of Attorney.  Schedule 4.21(i)  is a true,
          ---------------------------------   ----------------
complete and correct list showing the name and location of each bank or other institution in which Guest Supply has any account or safe deposit box, together with a listing of account numbers and the persons authorized to draw thereon or have access thereto. Schedule 4.21(ii) is a true, complete and correct list of
                     -----------------
the persons holding effective general or special powers of attorney from Guest Supply and description of such power.

     4.22 Certain Arrangements.  Schedule 4.22 is a true, correct and
          --------------------   -------------
complete list of any transaction (other than in respect of employee salary, bonus, or travel or expense account reimbursement in the ordinary course of Business consistent with its past practice) that any director, officer, employee, Stockholder or other Affiliate, or any relative of any director or officer, is a party to:

               (i) any contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services, or the rental of real or personal property from or otherwise requiring payments to any such person (outside of his or her capacity as such director or officer) or to any such relative of such person; and


               (ii) any loans or advances to or from Guest Supply (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, or compensation, or travel or expense account reimbursement, all in the ordinary course of Business and in a manner consistent with its past practices), giving for each the principal amount outstanding, interest rate, maturity date and security therefore.

     4.23 Environmental Matters. For purposes of this Agreement: (i)
          ---------------------
"Environmental Laws" means the New Jersey Spill Compensation and Control Act,
 ------------------
N.J.S.A. 58:10.23.11, et seq., the Resource Conservation and Recovery Act, 42
                      -- ----
U.S.C. Section 6901 et seq., the Comprehensive Environmental Response,
                    -- ----
Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and all laws,
                                                       -- ----
ordinances, rules, regulations and requirements issued by any Governmental Authority, as well as any common law doctrines pertaining to environmental, health, safety or ecological conditions, along with any regulations promulgated thereunder; and (ii) "Hazardous Material" means (A) any "hazardous substance",
                      ------------------
"hazardous waste" or "hazardous material" defined as such in (or for purposes
of) any Environmental Law; (B) any petroleum product, asbestos-containing material, urea formaldehyde or PCBs; and (C) any other substance, regardless of physical form, that is subject to any Environmental Law regulating, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life or natural resources. Except as set forth in the Environmental Reports (as defined below) or on Schedule 4.23:
                                                      -------------

               (i) Neither Guest Supply, nor to the best knowledge of Guest Supply, any prior owner, user or occupant of the Real Property or any property formerly owned, leased, or occupied by Guest Supply (collectively, the "Properties") has conducted or authorized the storage, treatment, or disposal of any Hazardous Material on the Properties, which, if discovered or reported, is reasonably likely to give rise to a liability or obligation on the part of Guest Supply or the Sysco Companies;

               (ii) There has been no spill, discharge, release, emission of, or contamination resulting from any Hazardous Material on, at, under or migrating to or from any of the Properties, and No Hazardous Material currently exists on, at, in, under or about any of the Properties, which, if disclosed or discovered, is reasonably likely to require remediation or give rise to a claim or liability against Guest Supply or the Sysco Companies;

               (iii) Guest Supply has not received any written or actual notice of any violation, directive, complaint, suit, order or other notice with respect to any Environmental Law, the disposal or release of Hazardous Material from the Properties onto any other property, or that Guest Supply or the Properties have incurred any liability under any Environmental Law, and Guest Supply has no knowledge that any such notice is pending, threatened or otherwise anticipated from any person, including but not limited to a Governmental Authority;

               (iv) There is no pending litigation, investigation or proceeding by any person, including but not limited to any Governmental Authority, in which it is alleged that there has been a discharge, spill, disposal or release of any Hazardous Material or any violation of Environmental Law with respect to the Properties, nor is Guest Supply aware of any facts or circumstances that would reasonably lead it to believe that any person or Governmental Authority would allege any of the foregoing;

               (v) There are no written agreements, including but not limited to Consent Orders or Memoranda of Agreement, between Guest Supply and any Governmental Authority relating in any way to the presence, spill, discharge, release, threat of release, storage, treatment or disposal of any Hazardous Material;

               (vi) Other than as provided in Section 3.14 with respect to ISRA, there are no Environmental Laws applicable to the Properties that would require Guest Supply to obtain the approval of or provide notice to any Governmental Authority (which has not been obtained or provided) as a condition to the consummation of the Merger;

               (vii) Guest Supply has owned, leased and operated the Properties in compliance with all applicable Environmental Laws;

               (viii) Guest Supply and the Business have in full force and effect, and are in compliance with, all Licenses and Permits required under the Environmental Laws that are necessary for the operation of the Business;

               (ix) Neither Guest Supply nor the Properties has incurred any liability or obligation, contingent or non-contingent, under the Environmental Laws or otherwise pertaining to Hazardous Materials that remains unresolved or has not been complied with so as to bring Guest Supply or the Properties into compliance with Environmental Law;

               (x) Guest Supply has delivered or made available to Sysco true, correct and complete copies of all reports or tests with respect to the compliance of the Properties and the Assets with the Environmental Laws and/or the presence of any Hazardous Material on the Properties that were
     (A) prepared for Guest Supply; or (B) prepared for other parties and are in the possession of Guest Supply (collectively, the "Environmental Reports") and, to the knowledge of Guest Supply, all such reports and tests contain no material misstatements or omissions; and

               (xi) There are no leaking or non-compliant underground storage tanks owned or operated by Guest Supply on the Properties, nor to Guest Supply's knowledge, were there any such leaking or non-compliant tank systems owned or operated by Guest Supply on any of the Properties.

               (xii) Neither Guest Supply nor, to the knowledge of Guest Supply, any prior owner, user or occupant of the Properties, have filed or otherwise provided notice to any Governmental Authority under any Environmental Law of any past or present release or discharge of a Hazardous Material into the Environment.

               (xiii) No risk to human health or the environment exists as a result of any Hazardous Material previously or currently located on, at, in, under or about the Properties that is reasonably likely to give rise to a liability against Guest Supply or the Sysco Companies.

               (xiv) Guest Supply has not received any notice, demand, or information request regarding its alleged disposal of, or arrangement for disposal of, any Hazardous Materials on any real property not owned by Guest Supply that is on the USEPA's National Priorities List or the CERCLIS list or any similar state list, or, to the knowledge of Guest Supply, which is or reasonably could be the subject of any remedial action by a federal or state agency or by a third party seeking reimbursement of cleanup expenses from Guest Supply under federal or state law;

               (xv) During Guest Supply's ownership, leasing and/or occupancy of the Properties, no construction debris or other debris was buried on any of the Properties, which, if disclosed or discovered, is reasonably likely to require remediation.


        (xvi) No lien, nor any deed notice or use restriction that precludes the Real Property from being used for their current commercial purposes, has been issued, filed, or recorded pursuant to any Environmental Law with respect to the Real Property.

     4.24  Unlawful Payments.  Neither Guest Supply nor any of its directors,
           -----------------
officers, agents, employees, or other persons associated with or acting on behalf of Guest Supply has, directly or indirectly:

               (i) used any funds of Guest Supply for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;

               (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds;

               (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended;

               (iv) established or maintained any unlawful or unrecorded fund of Guest Supply monies or other assets;

               (v) made any false or fictitious entry on the books or records of Guest Supply;

               (vi) made any bribe, unlawful rebate, payoff, influence payment, kickback, or other unlawful payment;

               (vii) given any favor or gift which is not deductible for federal income tax purposes; or

               (viii) made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     4.25  Internet Presence.  Schedule 4.25 describes Guest Supply's public,
           -----------------   -------------
private or reserved presence on the world wide web, multi-party extranet, virtual private network, or similar internet based, linked system ("Internet
                                                                    --------
Presence").  Guest Supply's domain name(s), if any, are currently registered
--------
with the currently authorized Internet Domain Name Registrar and are in good standing.

     4.26  Information Supplied.  Neither the Schedule 14D-9, nor any of the
           --------------------
information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4, the Post-Effective Amendment or the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to Stockholders or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will not, at the time the Proxy Statement is first mailed to the Stockholders or, at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Sysco or Merger Sub specifically for inclusion or incorporation by reference therein.

     4.27  Books and Records; Deliveries.
           -----------------------------

           (a) Guest Supply has maintained all books and records in the ordinary course of its Business, in accordance with good business practice, and such books and records are complete and accurate in all material respects.

           (b) The Company has delivered or made available to Sysco, true, correct and complete copies of all documents listed on or referred to in the Schedules (other than Schedule 4.15).
                      -------------

     4.28  State Takeover Laws.  The Offer will not require any filing under the
           -------------------
New Jersey Corporation Takeover Bid Disclosure Law (NJSA 49:5-1 et seq.) in connection with this Agreement, the Offer or the Merger; provided that the Company properly discloses the terms of the Offer to the Stockholders, including the disclosure of all special incentives, inducements and consideration made available to the officers and directors of the Company that were not made available to the Stockholders generally. Assuming the representation set forth in Section 5.12 is true and correct, neither this Agreement, the Offer (any Subsequent Offer) nor the Merger is prohibited by the New Jersey Shareholders Protection Act (NJSA 14A:10A-1 et seq.).

     4.29  Representations as to Real Property.
           -----------------------------------

           (a) Real Property.  Schedule 4.29(a)(i) is a true, correct and
               -------------   -------------------
complete list of all of the Real Property, to which Guest Supply has fee simple title and the Real Property which Guest Supply occupies pursuant to a lease.

           (b) No Condemnation Proceedings.  No condemnation or eminent domain
               ---------------------------
proceedings are pending or, to the best of Guest Supply's knowledge, threatened or contemplated against the Real Property, or any part thereof, and Guest Supply has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Real Property, or any part thereof. Guest Supply will give Sysco prompt written notice of any actual or, if known to Guest Supply, any threatened or contemplated condemnation of any part of the Real Property.

           (c) Zoning and Use.  Except as set forth on Schedule 4.29(c) or
               --------------                          ----------------
Schedule 4.23, there are no outstanding notices or orders of any Governmental
-------------
Authority requiring, as of the date hereof or as of a specified or unspecified date in the future, any repairs or alterations or additions or improvements thereto.

           (d) Encroachment.  No improvements located on the Real Property owned
               ------------
by Guest Supply violate any setback requirements or encroach on any adjacent property and no buildings or other improvements of any kind encroach on the Real Property owned by Guest Supply.

     4.30  Shareholder Rights Plan.  The Company Board has taken all actions
           ------------------------
necessary to cause the Rights Agreement, to be ineffective as to the Offer, the Merger and the other transactions described in this Agreement.

     4.31  SEC Filings.
           -----------

           (a) The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 1998, and has made available to Sysco such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports
 -------------------
(i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     4.32  Full Disclosure.  The representations and warranties made by the
           ---------------
Company in this Agreement and in the Schedules and Exhibits referenced herein do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Prior to the Closing, the Company shall promptly notify Sysco and Merger Sub at such time(s) it becomes aware that any representation or warranty is untrue or misleading in any material respect.

4.33  Fairness Opinion.  The Company has received from Piper Jaffray a written
      ----------------
opinion (the "Fairness Opinion") addressed to the Company Board dated January 22, 2001, to the effect that, as of the date of such opinion, the Exchange Ratio (as hereinafter defined) to be received by the Stockholders, pursuant to this Agreement, is fair to the Stockholders from a financial point of view, and such opinion has not been modified or withdrawn as of the date hereof. For purposes of the Fairness Opinion, (a) the "Exchange Ratio" is defined as the Offer Exchange Ratio and the Merger Exchange Ratio, (b) the "Offer Exchange Ratio" is defined as (i) if the Average Sysco Offer Price is greater than or equal to $22.00 per share and less than or equal to $30.00 per share, a number of Sysco Shares per share of Common Stock equal to $26.00 divided by the Average Sysco Offer Price, (ii) if the Average Sysco Offer Price is less than $22.00, 1.1818 Sysco Shares per share of Common Stock and (iii) if the Average Sysco Offer Price is greater than $30.00, 0.8667 Sysco Shares per share of Common Stock and
(c) the "Merger Exchange Ratio" is defined as (i) if the Average Sysco Merger Price is greater than or equal to $22.00 per share and less than or equal to $30.00 per share, a number of Sysco Shares per share of Common Stock equal to $26.00 divided by the Average Sysco Merger Price, (ii) if the Average Sysco Merger Price is less than $22.00, 1.1818 Sysco Shares per share of Common Stock and (iii) if the Average Sysco Merger Price is greater than $30.00, 0.8667 Sysco Shares per share of Common Stock.

     4.34  Inventory.  Guest Supply's inventory, net of reasonable (in
           ---------
accordance with GAAP) reserves, consists of Salable (defined below) inventory of a quality and quantity generally maintained and sold in the ordinary course of Business and in a manner consistent with its past practices. For purposes hereof, inventory is "Salable" only if it (including its packaging) is in the physical condition to be sold to customers in the ordinary course of Business and in a manner consistent with its past practices and in accordance with industry standards and applicable government regulations; provided, however, that "Salable" inventory does not include:

           (a) any item whose supplier notifies any of the parties hereto prior to the Closing that such item may not be distributed following Closing;

           (b) any items which are private label products for customers who immediately prior to the Closing are no longer customers of Guest Supply to the extent such products are not otherwise salable (after appropriate but non-material modifications) to other customers at prices comparable to the pricing for the products as generally prepared;

           (c) items which are, pursuant to industry or Governmental Authority standards, out of date (or perishable product in excess, in days supply, of the normal shelf life of such product); or

           (d)  items of obsolete inventory.

     4.35  Immigration Matters.
           -------------------

           (a) With respect to all current employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Guest Supply, true and complete copies of all Forms I-9 (Employment Eligibility Verification Forms) completed pursuant to the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA"), and
                                                                    ----
     any and all copies of documentation, records or other papers retained with Forms I-9 (Employment Eligibility Verification Forms), have been made available to Sysco. Guest Supply has complied with IRCA with respect to the completion of Forms I-9 for all employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

          (b) With respect to all former employees who left Guest Supply's employment within three (3) years prior to Closing, Guest Supply has complied with IRCA with respect to the maintenance of Forms I-9 for at least three (3) years or for one (1) year beyond the date of termination, whichever is later.

          (c) The Company has made available true and correct information with respect to all employees of Guest Supply working under INS authorization in E, F, H, J, L, M, O, P, or TN Visa Status. The Company maintains current files containing all Labor Condition Application (LCA) related public and non-public access documentation which it must present upon request by the DOL or the general public, including but not limited to all documentation noted in 20 CFR (S) 655.760.

          (d) Guest Supply has not had immigration violations, nor has it employed individuals not authorized to work in the United States. Guest Supply has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration and Nationality Act, 8 U.S.C. 1101 ("INA") or IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with INA or IRCA, nor is such proceeding pending or threatened.

     (e) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for the failure to properly complete, maintain and update Forms I-9, or give rise to any liability for the employment of individuals not authorized to work in the United States, or cause any current employee to become unauthorized to work in the United States.



                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SYSCO

     In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, Sysco and Merger Sub hereby make the following representations and warranties to the Company, each of which representations and warranties is relied upon by the Company:

     5.1  Organization of Sysco and Merger Sub.  Sysco and Merger Sub are
          ------------------------------------
corporations duly organized and validly existing under the laws of the State of Delaware and each has the corporate power and authority to own its respective properties and to carry on its respective businesses as now being conducted by it.

     5.2  Power and Authority; Due Authorization.  Sysco and Merger Sub have
          --------------------------------------
full power and authority to execute and deliver this Agreement and each of the agreements, documents and instruments referenced in this Agreement to which Sysco or Merger Sub is or will be a party ("Sysco Companies' Transaction
                                            ----------------------------
Documents") and to consummate the transactions contemplated hereby and thereby.
---------
The Boards of Directors of Sysco and Merger Sub have duly approved and authorized the execution and delivery of this Agreement and each of the Sysco Companies' Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings or approvals on the part of Sysco and Merger Sub are necessary to approve and authorize the execution and delivery of this Agreement and the Sysco Companies' Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Sysco Companies' Transaction Documents constitutes a valid and binding agreement of the Company, this Agreement and each of the Sysco Companies' Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of Sysco and Merger Sub, in each case enforceable against Sysco and Merger Sub in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

     5.3  No Conflict.  Assuming all consents, approvals, authorizations, and
          -----------
other actions listed on Schedule 5.3  have been obtained or taken prior to the
                        ------------
date hereof or Closing as indicated
thereon, the execution and delivery by Sysco and Merger Sub of this Agreement, the Sysco Companies' Transaction Documents and the consummation by Sysco and Merger Sub of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which Sysco or Merger Sub is a party, or by which Sysco or Merger Sub or the properties of Sysco or Merger Sub is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate Sysco's or Merger Sub's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any Governmental Authority applicable to Sysco or Merger Sub, or the business or assets of Sysco or Merger Sub.

     5.4  Brokers Fees and Expenses.  Neither Sysco nor Merger Sub has retained
          -------------------------
or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity which would obligate Guest Supply to pay any such fees or commissions.

     5.5  Offer Consideration and Merger Consideration.  The Sysco Shares, when
          --------------------------------------------
issued and delivered to the Stockholders pursuant to the Offer or the Merger, as the case may be, in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Sysco Common Stock. Upon delivery of the Sysco Shares, Stockholders will receive good and unencumbered title to the Sysco Shares, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for restrictions existing under applicable securities laws regarding transferability of the Sysco Shares and the restrictions imposed in this Agreement. Sysco shall use commercially reasonable efforts to cause the Sysco Shares to be approved for listing on the New York Stock Exchange ("NYSE"),
                                                                   ----
subject to official notice of issuance prior to the delivery of the Shares to the Stockholders.

     5.6  Information Supplied.  Neither the Offer Documents, the Form S-4 or
          --------------------
the Post-Effective Amendment, nor any of the information supplied or to be supplied by Sysco or its representatives for inclusion or incorporation by reference in the Schedule 14D-9 or the Proxy Statement will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to the Stockholders or become effective under the Securities Act or, in the case of the Proxy Statement, at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer Documents the Form S-4 and the Post-Effective Amendment will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. No representation or warranty is made by Sysco or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

     5.7  SEC Filings.  (a)  Sysco has filed all forms, reports and documents
          -----------
required to be filed by Sysco with the SEC since January 1, 1998, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Sysco may file subsequent to the date hereof) are referred to herein as the "Sysco SEC Reports." As of their
                                                -----------------
respective dates, the Sysco SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Sysco SEC Reports and (ii) did not at the time they were filed (or if amended of superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Sysco SEC Report.

     5.8   Absence of Certain Changes or Events.  Except as disclosed in the
           ------------------------------------
Sysco SEC filed and publicly available prior to the date of this Agreement, there has not been any event, occurrence or development of a state of circumstances that has had or could reasonably be expected to have a material adverse effect on Sysco and its subsidiaries taken as a whole.

     5.9   Financial Information.  Prior to the date hereof, Sysco has delivered
           ---------------------
to the Company copies of the unaudited consolidated statement of earnings of Sysco dated as of December 30, 2000 for the thirteen (13) week and twenty-six
(26) week periods then ended (collectively, the "Sysco Historical Financials").
                                                 ---------------------------
The Sysco Historical Financials have been prepared in accordance with GAAP (except for the absence of footnotes required by GAAP) and fairly present in all material respects the consolidated statement of earnings of Sysco for the periods then ended.

     5.10  Brokers' Fees and Expenses.  Neither Sysco nor Merger Sub has
           --------------------------
retained or utilized in the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto, which, in any case, obligate Guest Supply to pay any such fees or commissions.

     5.11  Full Disclosure. Except as disclosed in the Sysco SEC Reports filed
           ---------------
and publicly available prior to the date of this Agreement, since September 30, 2000, there has not been any event, occurrence or development or a state of circumstances that has had or could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Sysco. Copies of all documents with respect to Sysco or its ongoing business or financial condition which have been delivered or made available to the Company are true, correct and complete copies thereof.

     5.12  No Ownership of Company Capital Stock.  As of the date hereof,
           -------------------------------------
neither Sysco nor Merger Sub owns any shares of Common Stock or has the right to acquire any equity interest in the Company other than pursuant to this Agreement.

                                   ARTICLE 6
                   CONDITIONS TO CONSUMMATION OF THE MERGER

  The respective obligations of each party under this Agreement to effect the Merger shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, unless and to the extent any such condition is expressly waived in writing by Sysco, Merger Sub or the Company, as the case may be:

  6.1  Shareholder Approval.  If required by the NJBCA, this Agreement and the
       --------------------
Merger shall have been approved and adopted by the requisite votes of the Stockholders.

  6.2  Purchase of Shares in the Offer.  Merger Sub shall have accepted for
       -------------------------------
exchange all of the Shares tendered pursuant to the Offer unless the failure to consummate the Offer is the result of a willful and material breach of this Agreement by the party asserting such condition.

  6.3  No Government Action.  There shall not be pending any action or
       --------------------
proceeding before any Governmental Authority by any Government Authority in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

  6.4  No Illegality.  No federal or state statute, rule, regulation or
       -------------
injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

  6.5  Form S-4.  Form S-4 or the Post-Effective Amendment, as the case may
       --------
be, shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order, if any.

  6.6  NYSE Listing.  The shares of Sysco Common Stock to be issued in the
       ------------
Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

  6.7  Fairness Opinion.  Piper Jaffray shall have delivered the Fairness
       ----------------
Opinion to the Company Board and such Fairness Opinion shall not have been modified or withdrawn prior to the payment for the Shares in the Offer.


                                   ARTICLE 7
                         TERMINATION; TERMINATION FEES

  7.1  Termination. This Agreement may be terminated (and, in the case of
       -----------
subsection (h) below, shall be terminated) at any time before the Closing Date (notwithstanding any approval of the Merger and adoption of this Agreement by the Stockholders):

       (a) by mutual written consent of Sysco and the Company; or

       (b) by Sysco if, prior to the acceptance for payment of any Shares under the

Offer, (i) there occurs in respect of the Company or the Business, a Material Adverse Effect or (ii) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the condition set forth in (a) or (b) of Annex A hereof; in either case provided that Sysco is not then in breach in any material respect of any of its obligations under this Agreement; or

          (c) by the Company if, prior to the acceptance for payment of any Shares under the Offer, (i) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Sysco, provided that the Company is not then in breach in any material respect of any of its obligations under this Agreement; or

          (d) by the Company or Sysco (only if no Shares were purchased by Merger Sub pursuant to the Offer) if the Merger has not been consummated by August 31, 2001, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

          (e) by either Sysco or the Company if a Stockholders Meeting is required under the NJBCA and the Merger shall fail to receive the requisite vote for approval at the Stockholders Meeting; or

          (f) by the Company, prior to acceptance for payment of any Shares under the Offer, in order to enter into a definitive written agreement with respect to an Alternative Transaction with a Third Party, provided that, prior to entering into such definitive agreement, the Company shall have given Sysco notice of such Alternative Transaction as required by Section 3.5 and is otherwise not prohibited by Section 3.5 from entering into such agreement;

          (g) by Sysco if a Triggering Event shall have occurred.

          For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if, (i) the Company Board or any committee thereof shall have approved or recommended to the Stockholders any Alternative Transaction, (ii) the Company Board or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Sysco the Company Recommendations; (iii) the Company shall have failed to include in the Offer Documents, the Schedule 14D-9 or the Post-Effective Amendment the Company Recommendations; or (iv) a tender or exchange offer relating to 40% or more of the Shares shall have been commenced by a person unaffiliated with Sysco, and Company shall not have sent to its Stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

          (h) This Agreement shall automatically terminate, without any action on the part of Sysco, Merger Sub or the Company, if there shall be validly tendered at the Final Expiration Date such number of Shares which, when added to the Shares, if any, owned by Sysco or Merger Sub, would constitute less than thirty five percent (35%) of the Shares outstanding on a fully diluted basis.

          Sysco shall not have the right to terminate this Agreement as a result of or arising out of any action taken by the Company or its officers, directors, employees, investment bankers, representatives or agents in connection with the contested proxy solicitation involving the Company's 2001 Annual Meeting of Stockholders that is not in breach of any provision hereof.

     7.2  Effect of Termination.
          ---------------------

          (a)  Termination Fee.  The Company shall pay to Sysco in cash the sum
               ---------------
of $5,500,000 ("Termination Fee") plus all reasonable out-of-pocket fees and
                ---------------
expenses incurred by Sysco in connection with this Agreement, including, without limitation, all filing fees with all Governmental Authorities, reasonable out-of-pocket legal fees and expenses incurred by Sysco for accounting advice and environmental due diligence if:

               (i) within four (4) months after the date of this Agreement, the Company receives a proposal for an Alternative Transaction (including the commencement of a tender offer made directly to the Stockholders) from any person or entity (other than Sysco or its Affiliates) and such Alternative Transaction (including such tender offer) is consummated within twelve (12) months after the date of this Agreement (a "Covered Alternative Transaction");
                                            -------------------------------
or

               (ii) (A) this Agreement is terminated by the Company pursuant to Section 7.1(f), or (B) this Agreement is terminated by Sysco pursuant to
Section 7.1(g).

          (b)  Timing of Payment of Termination Fee.  The Termination Fee shall
               ------------------------------------
be due and payable to Sysco within ten (10) days of the first to occur of (i) the consummation of a Covered Alternative Transaction and (ii) the events set forth in Section 7.2(a)(ii).

          (c)  Effect of Termination. Termination of this Agreement pursuant to
               ---------------------
Section 7.1 shall terminate all obligations and liabilities of the parties to each other hereunder, except for the obligations under Sections 3.6, 3.8, 7.2(a), 7.2(b) and 8.14 hereof.

          (d)  Sole and Exclusive Remedy.  Each party hereto acknowledges and
               -------------------------
agrees that such party's sole and exclusive remedy with respect to any losses, liabilities, costs, expenses or damages of any kind and all claims for any breach or liability under this Agreement or otherwise relating to the subject matter hereof and the transactions contemplated hereby shall be solely in accordance with, and limited by, Section 7.1, subsections (a), (b) and (c) of
Section 7.2 and Section 8.17 hereof, provided, however, if all conditions to the obligations to the applicable party hereto at Closing contained in Article 6, Annex A or Annex B, as applicable, have been satisfied (or waived by the party entitled to waive such conditions) and such party does not proceed with the Closing, all remedies available to the other party, at law or in equity, on account of such failure to close, shall be preserved including, without limitation, specific performance. Without limiting the generality of the foregoing, the parties hereto agree that the payment provided for in Section 7.2(a) shall be the sole and exclusive remedy of Sysco and the Merger Sub upon termination of this Agreement under the circumstances set forth in Section 7.2(a) and such remedies shall be limited to the sum stipulated in Section 7.2(a) regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination. The provisions of this Section 7.2 shall survive any termination of this Agreement.

                                   ARTICLE 8
                           MISCELLANEOUS PROVISIONS

     8.1  Risk of Loss.  The risk of loss occurring with respect to Guest Supply
          ------------
prior to the Closing shall remain the liability of Guest Supply.

     8.2  Severability.  If any provision of this Agreement is prohibited by the
          ------------
laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

     8.3  Modification and Waiver.  This Agreement may not be changed or
          -----------------------
modified except in writing specifically referring to this Agreement and signed by the Sysco, Merger Sub, and Guest Supply. No change, amendment or attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed by Sysco, Merger Sub, and Guest Supply. Unless specifically provided otherwise herein or agreed to by Sysco, Merger Sub, and Guest Supply in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge, or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

     8.4  Assignment, Survival and Binding Agreement.  This Agreement, the
          ------------------------------------------
Transaction Documents and the Sysco Companies' Transaction Documents may not be assigned by any party hereto without the prior written consent of the other parties, provided that Sysco may assign this Agreement in whole or in part to one or more wholly-owned subsidiaries without the consent of Guest Supply (but no such assignment shall relieve Sysco of its obligations hereunder). The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

     8.5  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement.

     8.6  Notices.  All notices, requests, demands, claims or other
          -------
communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, or sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or
                                                      ------------------
mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below:

If to the Company:                      Guest Supply, Inc.
                                        4301 U.S. Highway One
                                        Monmouth Junction, New Jersey 08852
                                        Attention: Clifford W. Stanley
                                        Telefax: (609) 514-7377




with copies to:                    (1)  Thomas M. Haythe, Esq.
                                        General Counsel
                                        90 Park Avenue
                                        15th Floor
                                        New York, New York  10016
                                        Telefax: (212) 210-9444

                                   and

                                   (2)  Bradley P. Cost, Esq.
                                        Torys
                                        237 Park Avenue
                                        New York, New York 10017
                                        Telefax: (212) 682-0200

If to the Sysco or Merger Sub:          Sysco Corporation
                                        1390 Enclave Parkway
                                        Houston, Texas 77077-2099
                                        Attention: Michael C. Nichols, Esq.
                                        Telefax: (281) 584-2524


with a copy to:                         Jonathan Golden, Esq.
                                        Arnall Golden & Gregory
                                        1201 West Peachtree Street
                                        2800 One Atlantic Center
                                        Atlanta, Georgia  30309-3450
                                        Telefax: (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent.

     8.7  Entire Agreement; No Third Party Beneficiaries.  This Agreement,
          ----------------------------------------------
together with the Exhibits, and Schedules referenced herein, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Sysco, Guest Supply and, after the Closing Date, the Stockholders, any rights or remedies hereunder.

     8.8  Further Assurances.  The parties to this Agreement agree to execute
          ------------------
and/or deliver, both before and after Closing, any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. Subject to Section
3.8 hereof, Guest Supply agrees to provide to Sysco before the Closing such information as Sysco may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following Closing.

     8.9  Construction.  Within this Agreement the singular shall include the
          ------------
plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. In connection with any action or event which by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed.

     8.10  Choice of Law. This Agreement and all documents executed in
           -------------
connection therewith shall be governed by, and construed in accordance with, the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     8.11  Consent to Jurisdiction.  Each of the parties hereto (a) consents
           -----------------------
to submit itself to the personal jurisdiction of any federal court located in the State of New Jersey or any New Jersey state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New Jersey or a New Jersey state court.

     8.12  Schedules and Exhibits; Sections and Articles.  All Schedules and
           ---------------------------------------------
Exhibits referenced in this Agreement, whether or not attached hereto, shall be deemed to be a part of this Agreement, and this Agreement shall be construed in accordance therewith.

     8.13  Definition of Days.  For purposes of this Agreement, a "business
           ------------------
day" is a day on which banks in the New York, New York are open for business but shall not include a Saturday or Sunday or federal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day. All references to "day" or "days" shall mean calendar days unless specified as a "business day."

     8.14  Expenses.  Except as otherwise set forth in Section 7.2(a), each
           --------
party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein.

     8.15  Defined Terms.
           -------------

           (a)  The best knowledge. As used herein, the terms "the best
                ------------------
knowledge of Guest Supply" or "the best knowledge of the Company" or "the knowledge of Guest Supply" or "the knowledge of the Company" or words of similar import shall mean the actual knowledge of either of the CEO/President or the Vice President of Finance on the date of this Agreement or on the Closing Date.

           (b)  Affiliate. As used herein, the term "Affiliate" shall have the
                ---------
meaning set forth in Rule 144 promulgated under the Securities Act.

     8.16  Survival.  The representations and warranties of Sysco, Merger Sub
           --------
and the Company contained in this Agreement shall survive until the earlier to occur of (i) the termination of this Agreement, or (ii) the third anniversary of the date hereof.

     8.17  Injunctive Relief.  In the event of a breach or threatened breach by
           -----------------
any party hereto of any of its covenants or other obligations hereunder, including, without limitation, the parties' respective obligations to close the transactions contemplated hereby, each of the parties hereby consents and agrees that the non-breaching party shall be entitled to an injunction or similar equitable relief restraining the breaching party(s) from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the breaching party(s) under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security.

                                 *     *     *

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the date first written above.

                                    GUEST SUPPLY:

                                    GUEST SUPPLY, INC.

                                    By: /s/Clifford W. Stanley
                                        ----------------------
                                    Print Name: Clifford W. Stanley
                                    Title:  President


                                    SYSCO

                                    SYSCO CORPORATION:


                                    By: /s/Michael C. Nichols
                                        ---------------------
                                    Print Name: Michael C. Nichols
                                    Title:  Vice President


                                    MERGER SUB:

                                    SYSCO FOOD SERVICES OF NEW JERSEY, INC.


                                    By: /s/Michael C. Nichols
                                        ---------------------
                                    Print Name: Michael C. Nichols
                                    Title:  President

                                    ANNEX A
                                    -------

                            CONDITIONS TO THE OFFER

     Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Sysco Common Stock (or in the case of fractional shares, cash) for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act and any other applicable antitrust laws shall not have expired or been terminated, (3) the Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (4) the shares of Sysco Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance, or (5) any of the following conditions exist:

          (a) The representations and warranties of the Company set forth in this Agreement that are qualified as to "materiality", "in all material respects", "Material Adverse Effect" or similar qualifier or threshold shall not be true and correct as of the date of this Agreement and as of the expiration of the Offer (including any extension thereof) (except to the extent expressly made as of an earlier date, in which case as of such date), or any of the representations and warranties set forth in this Agreement that are not so qualified shall not be true and correct in all material respects as of the date of this Agreement and as of the expiration of the Offer (except to the extent expressly made as of an earlier date, in which case as of such date); provided that this condition shall not be deemed to have been satisfied unless any such breaches of representation and warranty (without regard to any "materiality", "in all material respects", "Material Adverse Effect" or similar qualifier or threshold), individually or in the aggregate, have had a Material Adverse Effect.

          (b) The Company shall have failed to perform and comply with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the expiration of the Offer and such failure has had a Material Adverse Effect.

          (c) There shall be pending any action or proceeding before any Governmental Authority in the United States by any Governmental Authority in the United States in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

          (d)  There shall exist any Material Adverse Effect.

          (e) Any federal or state statute, rule, regulation, injunction, order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority in the United States, Canada or England which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

          (f) This Agreement has been terminated in accordance with Section 7.1 hereof.

          (g)  The Company shall not have obtained the ISRA Approvals.

          (h)  The Fairness Opinion shall have been modified or withdrawn.

          (i) The Company shall not have delivered the Guest Supply S-4 Comfort Letter to Sysco.

          (j) The Company shall not have caused an opinion of counsel to the Company to be delivered to Sysco substantially in the form of Schedule A(j).

          (k) The Company shall not have delivered to Sysco a certificate signed by an authorized officer on behalf of the Company certifying that the conditions set forth in subsections (a) and (b) of this Annex A do not exist on the date of the acceptance for payment of the Shares in the Offer.

     The foregoing conditions are for the sole benefit of Sysco and Merger Sub and may be asserted by Sysco regardless of the circumstances (including any action or omission by Sysco or Merger Sub, other than a material and willful breach by Sysco or Merger Sub of this Agreement) giving rise to any such condition or (other than the Minimum Condition and subsections (f) and (h) above) may, subject to the terms of this Agreement, be waived by Sysco and Merger Sub in their sole discretion in whole at any time or in part from time to time. The failure by Sysco or Merger Sub at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.

                                    ANNEX B
                                    -------

                             TERMINATION OF OFFER

     In accordance with Section 1.14 of this Agreement, in the event the Offer is terminated pursuant to Section 1.1(c), this Agreement shall be deemed amended to incorporate the following terms and conditions without any further action by Sysco, Merger Sub or the Company:

     Section 1. Article 6 shall be amended and restated in its entirety as follows:

                                  "ARTICLE 6
                          CONSUMMATION OF THE MERGER

     The obligation of Sysco and Merger Sub under this Agreement to effect the Merger shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, unless and to the extent any such condition is expressly waived in writing by Sysco:

     6.1  Representations and Warranties True at Closing.  The representations
          ----------------------------------------------
and warranties of the Company set forth in this Agreement that are qualified as to "materiality", "in all material respects", "Material Adverse Effect" or similar qualifier or threshold shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and the representations and warranties set forth in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); provided that this condition shall be deemed to have been satisfied unless any such breaches of representation and warranty (without regard to any "materiality", "in all material respects", "Material Adverse Effect" or similar qualifier or threshold), individually or in the aggregate, have had a Material Adverse Effect.

     6.2  Obligations Performed. The Company shall have performed and complied
          ---------------------
with all agreements, conditions and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing except for any failures which would not have a Material Adverse Effect.

     6.3  Consents. The Company shall have obtained and delivered to Sysco
          --------
written consents of all persons or entities listed on Schedule 4.4 and
                                                      ------------
designated by an asterisk and all of such consents shall remain in full force and effect at and as of the Closing.

     6.4  Closing Deliveries. The Company shall have executed (where applicable)
          ------------------
and delivered to Sysco the following:

               (i) a certified copy of the corporate resolutions of the Company Board and Stockholders authorizing and approving the Merger and the execution, delivery and performance by the Company of this Agreement and all other documents, instruments and agreements contemplated by this Agreement to be executed, delivered or performed by the

Company, together with an incumbency certificate with respect to officers of the Company executing documents or instruments on behalf of the Company;

               (ii) a certificate of the President of the Company certifying as to the matters set forth in Sections 6.1, 6.2 and 6.3 hereof and as to the satisfaction in all material respects of all other covenants of the Company set forth in this Agreement;

               (iii) an opinion of counsel to the Company substantially in the form of Schedule B-6.4(iii);

               (iv)   the Certificates of Merger duly executed by the Company;

               (v) Good Standing Certificates issued by the Secretary of State for the states in which the Company is either organized or qualified as a foreign corporation certifying that the Company is in good standing as a corporation (or applicable entity) under the laws of said states, such certificates to be in form and substance acceptable to Sysco and Merger Sub; and

               (vi) evidence reasonably satisfactory to Sysco that the Company has obtained the ISRA Approvals.

     6.5  No Challenge.  There shall not be pending any action or proceeding
          ------------
before any Governmental Authority in the United States by any Governmental Authority in the United States in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

     6.6  No Material Adverse Effect.  There shall not exist any Material
          --------------------------
Adverse Effect.

     6.7  Legality.  No federal or state statute, rule, regulation,
          --------
injunction, order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority in the United States, Canada or England which is in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

     6.8  Regulatory Matters.  The waiting period shall have expired or been
          ------------------
terminated under the HSR Act.

     6.9  Issuance of Securities.  The Merger shall have been approved at the
          ----------------------
Stockholders Meeting and the Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by the Company to its Stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

     The obligation of the Company under this Agreement to effect the Merger shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, unless and to the extent any such condition is specifically waived in writing by the Company:

     6.10  Comfort Letters.  The Company shall have caused to be delivered to
           ---------------
Sysco the Guest Supply S-4 Comfort Letter and the Guest Supply Merger Comfort Letter.

     6.11  Representations and Warranties True at Closing.  The representations
           ----------------------------------------------
and warranties made by Sysco and Merger Sub in to this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

     6.12  Obligations Performed.  Sysco and Merger Sub shall have performed
           ---------------------
and complied in all material respects with all of their respective agreements, conditions and obligations required by this Agreement which are to be performed or complied with by them prior to or at the Closing.

     6.13  Consents.  Sysco and Merger Sub shall have obtained and delivered
           --------
to the Company written consents of all persons or entities listed on Schedule
                                                                     --------
5.3, and all of such consents shall remain in full force and effect at and as of
---
the Closing.

     6.14  Closing Deliveries.  Sysco and Merger Sub shall have delivered to
           ------------------
the Company all of the following:

               (i) written confirmation from Sysco's transfer agent that stock certificates evidencing the shares of Sysco Common Stock, to be issued as the Merger Consideration and the cash in lieu of fractional shares, have been reserved for issuance upon the exchange provided for in Section 2.4;

               (ii) certified copies of the corporate resolutions of the Board of Directors of Sysco and of the Board of Directors and sole stockholder of Merger Sub authorizing and approving the Merger and the execution, delivery and performance by Sysco and Merger Sub of this Agreement and all other documents, instruments and agreements contemplated by this Agreement, together with incumbency certificates with respect to the respective officers of Sysco and Merger Sub executing documents or instruments on behalf of Sysco and Merger Sub;

               (iii) a certificate of an authorized officer of Sysco and Merger Sub certifying as to the matters set forth in Sections 6.11, 6.12 and 6.13 hereof and as to the satisfaction in all material respects of all other covenants of Sysco and Merger Sub, respectively, set forth herein;

               (iv)   the Certificates of Merger executed by Merger Sub;

               (v) an Opinion of counsel to Sysco substantially in the form of Schedule B-6.14(v)

               (vi) Good Standing Certificates issued by the Secretary of State for the State of Delaware certifying that Sysco and Merger Sub are in good standing under the DGCL, such certificates to be in form and substance reasonably satisfactory to the Company.

     6.15  No Challenge.  There shall not be pending any action or proceeding
           ------------
before any Governmental Authority in the United States by any Governmental Authority in the United States in which it is sought to restrain or prohibit transactions contemplated by this Agreement.

     6.16  Legality.  No federal or state statute, rule, regulation,
           --------
injunction, order or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority in the United States, Canada or England which is in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting the consummation of the transactions contemplated herein.

     6.17  Regulatory Matters.  The Waiting Period shall have expired or been
           ------------------
terminated under the HSR Act.

     6.18  Issuance of Securities.  The Merger shall have been approved at the
           ----------------------
Stockholders Meeting and the Form S-4 shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by the Company to its Stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC and the Sysco Common Stock to be issued as Merger Consideration shall have been listed and approved for trading on the NYSE (subject to notice of issuance)."

     6.19  Fairness Opinion.  The Fairness Opinion shall not have been modified
           ----------------
or withdrawn.

     6.20  Comfort Letters.  Sysco shall cause to be delivered to the Company
           ---------------
the Sysco S-4 Comfort Letter and the Sysco Merger Comfort Letter.

                     LIST OF SCHEDULES TO MERGER AGREEMENT

Schedule 3.7                 Certain Definitions
Schedule 4.1(a)              Jurisdictions and Qualifications of the Company
Schedule 4.1(b)(i)           Subsidiaries
Schedule 4.1(b)(ii)          Foreign Qualifications of the Subsidiaries
Schedule 4.2                 Officers and Directors
Schedule 4.3                 Liens
Schedule 4.4                 Consents and Approvals
Schedule 4.5(a)(i)           Issued and Outstanding Options
Schedule 4.5(a)(ii)          Option Plans
Schedule 4.5(b)              Ownership of Subsidiaries
Schedule 4.6                 Compliance with Laws
Schedule 4.7                 Licenses and Permits
Schedule 4.8                 Liabilities
Schedule 4.9                 Sufficiency of Assets
Schedule 4.10                Deposits
Schedule 4.11(a)(i)          Accounts Receivable
Schedule 4.11(b)             Indebtedness
Schedule 4.12                Tax Returns
Schedule 4.12(b)             Submission of Tax Returns
Schedule 4.13                Intellectual Property
Schedule 4.14                Certain Material Contract Matters
Schedule 4.15                Litigation; Judgments
Schedule 4.16                List of Insurance Policies
Schedule 4.17(i)             Independent Contractors
Schedule 4.17(ii)            Employee Matters
Schedule 4.18(a)             Employee Benefit Plans
Schedule 4.18(b)             Parachute Payments
Schedule 4.20                Absence of Material Changes
Schedule 4.21(i)             Bank Accounts
Schedule 4.21(ii)            Powers of Attorney
Schedule 4.22                Certain Arrangements
Schedule 4.23                Environmental Matters
Schedule 4.25                Internet Presence
Schedule 4.29(a)(i)          Real Property
Schedule 4.29(c)             Zoning and Use
Schedule 5.3                 No Conflict